Exhibit 2.1

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                            ASSET PURCHASE AGREEMENT

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                                 BY AND BETWEEN

                               MEDSOLUTIONS, INC.,
                              A TEXAS CORPORATION,

                                       AND

                         AMERITECH ENVIRONMENTAL, INC.,
                               A TEXAS CORPORATION





                     DATED EFFECTIVE AS OF NOVEMBER 7, 2003

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                            ASSET PURCHASE AGREEMENT
                            ------------------------

         This Asset Purchase Agreement (this "Agreement"), executed to be effective as of November 7, 2003 (the "Effective Date"), is made and entered into by and between MedSolutions, Inc., a Texas corporation (the "Buyer"), and AmeriTech Environmental, Inc., a Texas corporation (the "Seller").

                                   WITNESSETH:

         WHEREAS, the Seller is currently engaged in the business of regulated medical waste transportation and disposal, document destruction, sharps management, and OSHA (as defined below) and HIPAA (as defined below) compliance; and

         WHEREAS, the Seller desires to sell and convey, and the Buyer desires to purchase and assume, certain assets and liabilities of the Seller, as more particularly described herein, in exchange for the consideration as more particularly described herein;

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual undertakings and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties to this Agreement hereby agree as follows:

                                    ARTICLE I
                                    ---------

                       PURCHASE OF ASSETS; PURCHASE PRICE

         1.01 Assets to be Purchased; Purchase Price. On the Closing Date (as defined below), and subject to the terms and conditions of this Agreement, the Seller shall sell, assign, convey, and transfer, and the Buyer shall purchase, acquire, accept, and assume, the Assets (as defined below) and the Assumed Liabilities (as defined below), in exchange for, due or payable at the Closing (as defined below), the following consideration (the "Purchase Price"):

                  (a) $620,000 in the form of a certified or cashiers' check, money order, or wire-transfer of immediately available funds (the "Cash").

                  (b) A promissory note in the form attached hereto as Exhibit A (the "Note") in the principal amount of $750,000 (the "Principal Amount"), secured by certain of the assets of the Buyer as set forth in more particular detail in a security agreement in the form attached hereto as Exhibit B (the "Security Agreement"), with simple interest at the annual rate of 7% payable in 11 interest-only installments due monthly and with the Principal Amount and the final interest payment due on the first anniversary of the Closing Date; provided, however, that any invoiced amounts for the regulated medical waste processed by the Buyer for the Seller after the Closing Date shall be deducted from the Principal Amount and any accrued and unpaid interest thereon. To the extent that any interest is paid on the Note and the Principal Amount is subsequently reduced in accordance with the terms of this


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         Agreement, any excess interest previously paid will be credited against the future interest payment(s) and/or the Principal Amount such that the amount of interest paid on the Principal Amount will not exceed 7%.

                  (c) 705,072 restricted shares (the "Shares") of the Buyer's common stock, $.001 par value per share (the "Common Stock"), valued at $1.25 per share for the purposes of this Agreement (the "Share Value"); provided, however, that the number of Shares may increase or decrease subject to the following: to the extent that actual aggregate sales from existing customers relating to the contracts listed on Schedule
         3.16 (the "Existing Customers") for the months of November 2003, December 2003, January 2004, February 2004, March 2004 and April 2004 (the "Actual Sales Amount") are less than $1,584,000 (the "Projected Sales Amount"), such Actual Sales Amount to be determined by May 31, 2004, the annualized difference between the Actual Sales Amount and the Projected Sales Amount shall be multiplied by 0.78 to obtain an adjustment amount (the "Sales Adjustment Amount"), and the total number of Shares issued to the Seller shall be reduced effective as of the Closing Date by a number of Shares equal to the quotient of the Sales Adjustment Amount divided by the Share Value, provided that the total number of Shares issued to the Seller shall not be less than zero pursuant to this Section 1.01(c). To the extent that the Actual Sales Amount is greater than the Projected Sales Amount, the total number of Shares issued to the Seller shall be increased effective as of the Closing Date by a number of Shares equal to the quotient of the Sales Adjustment Amount divided by the Share Value; provided further that, if within 90 days after the Closing Date certain prospective customers as listed on Schedule 1.01(c) (the "90-Day Customers") have entered into standard Buyer service contracts for terms of at least one year, or within 180 days after the Closing Date certain prospective customers as listed on Schedule 1.01(c) who have shown significant progress within 90 days after the Closing Date towards entering into standard Buyer service contracts for terms of at least one year have entered into such contracts (the "180-Day Customers"), the aggregate expected annual revenues, net of chargebacks, refunds, rebates, returns and offsets, to the Buyer from such service contracts with the 90-Day Customers and 180-Day Customers, in each such case as determined within 30 days after the initial billing to such customer, shall be multiplied by 0.50 to obtain an adjustment amount (the "Revenues Adjustment Amount"), and the total number of Shares issued to the Seller shall be increased effective as of the Closing Date by a number of Shares equal to the quotient of the Revenues Adjustment Amount divided by the Share Value. No later than 30 days after the end of each of the calendar months November 2003 through April 2004, inclusive, the Buyer shall provide the Seller with a true, correct and complete copy of its invoice register for such month with respect to customers of the Seller as of the Closing Date.

                  (d) The assumption of certain of the Seller's liabilities not to exceed $200,000, as more particularly described in Section 1.05 of this Agreement.

                  (e) If the Buyer shall have to pay, directly or indirectly, during the first year after the Closing Date, any amount, including without limitation by way of reimbursement, rebate, credit or invoice adjustment, to any Existing Customer relating to any customer complaints or grievances based on any action or failure to act by the


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         Seller prior to the Closing Date, such payment shall be deducted by the
         Buyer first from the Principal Amount and any accrued and unpaid interest accrued thereon, and second from the Shares by redemption and cancellation of Shares at the Share Value for no consideration.

         1.02 Allocation of the Purchase Price. The Purchase Price shall be allocated among the Assets in accordance with Schedule 1.02 (the "Allocation"). The Seller and the Buyer shall make consistent use of the Allocation following the Closing Date, and the Seller and the Buyer hereby agree not to file any tax return or otherwise take a position with any federal, state or local tax authority which is inconsistent with the Allocation.

         1.03 Definition of Assets. The term "Assets" shall mean all right, title, and interest that the Seller now has, or may have in the future, in and to the properties (both real and personal) and assets (both tangible and intangible) as set forth and described on Schedule 1.03. All properties and assets not set forth and fully described on Schedule 1.03 are expressly excluded from the term "Assets" for the purposes of this Agreement.

         1.04 Assets Unencumbered. Schedule 1.04 sets forth and fully describes each and every liability, lien, mortgage, encumbrance, and imperfection of title to which the Assets are subject or may be subject in the future due to actions or omissions of the Seller (the "Disclosed Encumbrances"). Except for the Disclosed Encumbrances, the Seller shall convey to the Buyer marketable title to the Assets free and clear of any liabilities, liens, mortgages, encumbrances, and imperfections of title.

         1.05 Assumption of Certain Liabilities. Schedule 1.05 sets forth and fully describes only those debts, liabilities, and obligations of the Seller that the Buyer has agreed to assume pursuant to this Agreement (the "Assumed Liabilities"). No Disclosed Encumbrance shall constitute an Assumed Liability unless it is specifically enumerated on Schedule 1.05. Except for the Assumed Liabilities, the Buyer shall not assume, and expressly disclaims any obligation or responsibility for, and nothing in this Agreement shall be construed as causing the assumption of or obligation or responsibility for, any debts, liabilities, or obligations of the Seller or any Affiliate (as defined in Article VIII of this Agreement) thereof.

                                   ARTICLE II
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                            CLOSING AND CLOSING DATE

         2.01 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall be held on (i) the Effective Date or (ii) such other date as the parties hereto may agree, at such time and place as the parties hereto may agree. The date on which the Closing occurs is referred to herein as the "Closing Date". At the Closing, the parties hereto shall deliver or cause to be delivered the following:

         (a)      the  Seller  shall  deliver  or cause to be  delivered  to the
                  Buyer:


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                  (i)      title to and  possession of the Assets by means of an
                           executed copy of the Bill of Sale and Assignment and Assumption Agreement attached hereto as Exhibit C and
                           any  other   instruments   of   conveyance  or  other
                           documents or instruments necessary to transfer and assign title and beneficial ownership of the Assets to the Buyer as reasonably determined by the Buyer;

                  (ii) the Secretary's Certificate in substantially the form of Exhibit D hereto;

                  (iii) the consents as set forth on Schedule 2.01(a)(iii), dated prior to the Closing Date, required to be obtained by the Seller from third parties in order to transfer certain of the Assets to the Buyer in accordance with this Agreement;

                  (iv) a shareholder lock-up agreement with respect to the Shares between the Buyer and the Seller in the form attached hereto as Exhibit E;

                  (v) non-competition and non-solicitation agreements between the Buyer and each of Jonathan S. Howard, Robert Taliaferro, and Christopher Black, in the form attached hereto as Exhibit G;

                  (vi) consulting agreements between the Buyer and each of Jonathan S. Howard, Robert Taliaferro, and Christopher Black in the form attached hereto as Exhibit H;

                  (viii) a right of first refusal agreement between the Buyer, the Seller, and AmeriTech Resource Recovery, Inc., a Texas corporation and a wholly-owned subsidiary of the Seller ("ARRI"), in the form attached hereto as
                           Exhibit I.

         (b)      The Buyer shall deliver to the Seller:

                  (i)      The Cash, the Note, and the Security Agreement.

                  (ii) the Secretary's Certificate in substantially the form of Exhibit F hereto.

                  (iii) non-competition and non-solicitation agreements between the Buyer and each of Jonathan S. Howard, Robert Taliaferro, and Christopher Black, in the form attached hereto as Exhibit G;

                  (iv) consulting agreements between the Buyer and each of Jonathan S. Howard, Robert Taliaferro, and Christopher Black in the form attached hereto as Exhibit H;



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                  (v)      a right of first refusal agreement between the Buyer,
                           the Seller,  and ARRI, in the form attached hereto as
                           Exhibit I;

                  (vi) an executed copy of the Bill of Sale and Assignment and Assumption Agreement attached hereto as Exhibit C; and

                  (vii) all documentation, including executed financing statements, necessary to file a security interest for the Collateral (as defined in the Security Agreement).

                                   ARTICLE III
                                   -----------

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

         To induce the Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, the Seller hereby represents and warrants to the Buyer, as of the Closing Date, the following:

         3.01 Organization and Good Standing. The Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of Texas. Schedule 3.01 includes (i) a true and complete copy of the Seller's Articles of Incorporation and all amendments thereto, certified by the Secretary of State of Texas; (ii) a true and complete copy of the Bylaws of the Seller presently in effect, certified as true and correct by the Seller's Secretary; and (iii) a true and complete copy of a certificate of good standing, certified by the Secretary of State of Texas as of the Closing Date.

         3.02 Authority. The Seller has all requisite corporate power and authority to own its property (including, without limitation, the Assets), to conduct its business, and to execute and deliver this Agreement and any instruments and agreements contemplated herein that are required to be executed and delivered by the Seller pursuant to its obligations under this Agreement, and to perform its obligations hereunder and thereunder. This Agreement has been approved by the Seller's Board of Directors and shareholders and has been duly authorized, executed, and delivered by the Seller. No other corporate act or proceeding on the part of the Seller is necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement represents a valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting the enforcement of creditors' rights generally and the application of general principles of equity and judicial discretion. The Seller has delivered to the Buyer a copy of the resolutions of the Seller's Board of Directors and shareholders, certified as true and correct by the Seller's Secretary, approving this Agreement and authorizing the execution hereof by the Seller's President.

         3.03 No Violation. Neither the execution and delivery by the Seller of this Agreement nor the consummation by the Seller of the transactions contemplated hereby will (i) violate any provision of the Texas Business Corporation Act, the Articles of Incorporation of the Seller, or the Bylaws of


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the  Seller;  (ii)  except  as set forth on  Schedule  3.11,  violate,  or be in conflict with, or constitute a default (or an event or condition that, with notice or lapse of time, or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or cause the acceleration of the maturity of any of the Assumed Liabilities, or result in the creation or imposition of any security interest, lien, charge, or other encumbrance upon any of the Assets under, any note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment, understanding, arrangement, agreement, or restriction of any kind or character to which the Seller is a party or by which the Seller may be bound or affected or to which any of the Assets is subject; or (iii) violate any statute or law or any judgment, decree, order, writ, injunction, regulation, or rule of any court or Governmental Authority (as defined in Article VIII of this Agreement).

         3.04 Brokers. The Seller has not employed any broker, agent, or finder in connection with any transaction contemplated by this Agreement for which the Buyer may be liable or responsible to pay.

         3.05 No Undisclosed Liabilities. Except for the Disclosed Encumbrances, express liabilities arising under the contracts set forth on Schedule 3.16 and the Assumed Liabilities, there are no liabilities or obligations of the Seller, whether accrued, absolute, contingent, or otherwise, that have affected or could affect in any way the Assets, or any of them. There is no basis for the assertion against the Seller of any liability or obligation of any nature whatsoever that could result in the creation or imposition of any security interest, lien, charge, or encumbrance upon the Assets.

         3.06 Title to the Assets; Encumbrances. Except for the Disclosed Encumbrances, the Seller has good and marketable title to the Assets free and clear of all liens, mortgages, claims, easements, pledges, security interests, or other imperfections of title.

         3.07 Environmental Compliance.

                  (a) With respect to the Assets, the Seller is in compliance with all applicable Environmental Laws (as defined in Article VIII of this Agreement) and has obtained and is in compliance with all permits, licenses, and other authorizations required under any Environmental Law. There is no past or present event, condition or circumstance that is likely to interfere with the utilization of the Assets constituting a violation of Environmental Laws or resulting from any failure to comply therewith;

                  (b) The Seller does not now and has not leased, operated, owned, or exercised managerial functions at any facilities or real property that constitute the Assets with respect to which such entity, facility, or real property is subject to any Proceeding (as defined in Article VIII of this Agreement) under any Environmental Law, and the Seller is not aware of any facts or circumstances that could give rise to such a Proceeding;

                  (c) There are no actions or Proceedings pending or, to the Seller's Knowledge (as defined in Article VIII of this Agreement), threatened against the Seller with respect to the Assets under any


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         Environmental  Law, and the Seller has not received any notice (whether from any  regulatory  body or  private  person)  of any  violation,  or
         potential  or  threatened  violation,   of  any  Environmental  Law  in
         connection with the Assets;

                  (d) There are no actions or Proceedings pending or, to the Seller's Knowledge, threatened under any Environmental Law involving the release or threat of release of any Polluting Substances (as defined in Article VIII of this Agreement) at or on the Real Property (as defined below);

                  (e) Seller is not and has not been required to obtain any permit under an Environmental Law to construct, demolish, renovate, occupy, operate, or use the Real Property (as defined below);

                  (f) The Seller has not generated any Polluting Substances on the Real Property (as defined below);

                  (g) There has been no release of Polluting Substances by the Seller on the Real Property (as defined below) in violation of any Environmental Law that would require any report or notification to any governmental or regulatory authority in or on the Real Property;

                  (h) The  Seller  is not  under  investigation  or  subject  to pending or, to the Seller's Knowledge, threatened litigation by federal, state, or local officials or a private litigant as a result of any previous on-site management, treatment, storage, release, or disposal of Polluting Substances or exposure to any Polluting Substances, in each case relating solely to the Real Property (as defined below);

                  (i) There are no underground or above ground storage tanks on or under any Real Property (as defined below) that are not in conformity with any Environmental Law, and any Real Property previously containing such tanks has been remediated in compliance with all Environmental Laws; and

                  (j) There is no asbestos-containing material on any Real Property (as defined below) of the Seller.

         3.08 Financial Statements. Attached as Schedule 3.08 are true, correct, and complete copies of the Seller's unaudited balance sheet and statement of income as of and for the nine months ended September 30, 2003. To the Seller's Knowledge (as defined in Article VIII of this Agreement), the revenue line item in the Seller's income statement for the nine month period ended September 30, 2003 and the assets, liabilities and common stock and additional paid in capital balance sheet line items on the Seller's balance sheet as of September 30, 2003 are accurately stated in all material respects.



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


         3.09 Taxes.


                  (a) Except as set forth on Schedule 3.09, the Seller has (i) timely filed all returns required to be filed by it with respect to all federal, state, local, and foreign income, payroll, withholding, unemployment, excise, added value, social security, sales and use, real and personal property, use and occupancy, business and occupation, mercantile, real estate, capital stock, and franchise or other tax (including interest and penalties thereon and including estimated taxes thereof) (hereinafter referred to collectively as "Taxes"); (ii) paid all Taxes shown to have become due pursuant to such returns; and (iii) paid all other Taxes for which a notice of assessment or demand for payment has been received;

                  (b) All returns for Taxes filed by or on behalf of the Seller have been prepared in accordance with all applicable laws and requirements and accurately reflect the taxable income (or other measure of Tax) of the entity filing the return; and

                  (c) There are no Tax liens upon any of the Assets, and the Seller is not aware of any audit or other proceeding or investigation, or of any position taken on a Tax return of the Seller, that could give rise to a Tax lien upon any of the Assets. The Seller has previously provided the Buyer with complete, true, and correct copies of the Seller's federal income tax returns for the taxable years 1999 and 2000.

         3.10 Litigation. Except as set forth on Schedule 3.10, there are no Proceedings (as defined in Article VIII of this Agreement) in progress, pending, or, to the Seller's Knowledge, threatened against or affecting the Seller, the Assets, or the transactions contemplated hereby in any court or before any arbitration panel of any kind or before or by any Governmental Authority (as defined in Article VIII of this Agreement), except such Proceedings which would not have a Material Adverse Effect and letters from vendors for the collection of trade payables.

         3.11 Consents. Except as set forth on Schedule 3.11 and the consent of the shareholders of the Seller, no consent, approval, license, permit, authorization, or order of any Person is required in connection with the execution and delivery of this Agreement by the Seller or the consummation of the transactions contemplated hereby by the Seller, except such consents, approvals, licenses, permits, authorizations or orders which would in the aggregate not have a Material Adverse Effect.

         3.12 Absence of Unethical Business Practices. To the Seller's Knowledge, neither the Seller nor any officer, employee or agent thereof has directly or indirectly given or agreed to give any gift or similar benefit to any customer, contractor, Governmental Authority, or any employee, agent, broker or affiliate of such Person or Governmental Authority who was or is in a possible position to help or hinder the Seller, which gift or benefit (a) would subject the Seller to any damages or penalties in any civil or criminal proceeding, or (b) would have a Material Adverse Effect on the Assets if discontinued.

         3.13 Description Of Real Property. Schedule 3.13 contains a correct legal description, street address and tax parcel identification number for all



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real  property that is part of the Assets (the "Real  Property").  Except as set forth on Schedule 3.13, the Seller owns the Real Property and any improvements thereto free and clear of any and all security interests, liens, mortgages, charges, or encumbrances.

         3.14 Condition of Facilities and Assets; Inventory.

         (a) Use of the Real Property and any improvements thereon for the various purposes for which they are presently being used is permitted as of right under all applicable zoning legal requirements and is not subject to "permitted nonconforming" use or structure classifications. All improvements to the Real Property are in compliance with all applicable legal requirements, except such non-compliance that does not have a Material Adverse Effect on the use or enjoyment of the Real Property, including those pertaining to zoning, building and the disabled, are in good repair and in good condition.

         (b) Each of the Assets is in good repair and good operating condition, is suitable for immediate use, and is free from latent and patent defects. No Asset is in need of repair or replacement. All Assets used in the Seller's business are in the possession of the Seller.

         (c) All of the Seller's inventory is merchantable and fit for the purposes for which it was procured or manufactured, and none of such inventory is slow moving, obsolete, damaged, or defective.

         3.15 Employee Benefits.

                  (a) For purposes of this Agreement, the following terms shall have the following meanings:

                  (i) "Employee Benefit Plan" means any "employee pension benefit plan" (as defined in Section 3(2) of ERISA), any "employee welfare benefit plan" (as defined in
                           Section 3(1) of ERISA), and any other written or oral plan, agreement or arrangement involving direct or indirect compensation, including insurance coverage, severance benefits, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation.

                  (ii) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  (b) Schedule 3.15(b) contains a complete and accurate list of all Employee Benefit Plans maintained, or contributed to, by the Seller. The Seller has no Employee Benefit Plans that are required to comply with ERISA.

                  (c) There are no Proceedings (except claims for benefits payable in the normal operation of the Employee Benefit Plans and proceedings with respect to qualified domestic relations orders) against or involving any Employee Benefit Plan or asserting any rights or claims to benefits under any Employee Benefit Plan that could give rise to any material liability that could reasonably be expected to have a Material Adverse Effect.

         3.16 Contracts; No Defaults. Schedule 3.16 contains an accurate and complete list, and the Seller has delivered to the Buyer accurate and complete copies of each contract to which the Seller is a party and which is being assigned to or assumed by the Seller under this Agreement and each amendment, supplement and modification (whether oral or written) in respect thereof (collectively, the "Assigned Contracts"). Except as otherwise set forth on
Schedule 3.16, and except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting the enforcement of creditors' rights generally and the application of general principles of equity and judicial discretion, to the Seller's Knowledge, each Assigned Contract is in full force and effect and is valid and enforceable in accordance with its terms, is not in default nor has any event occurred which with the passage of time would result in a default, and is assignable by the Seller to the Buyer.

         3.17 Full Disclosure. To the Seller's Knowledge, no representation or warranty regarding the Seller or the Assets made in this Agreement, the Exhibits and Disclosure Schedules hereto, or the documents to be delivered by the Seller at the Closing pursuant to Section 2.01(a), contains any untrue statement of a material fact that affects the Assets or the Seller's title to the Assets, or omits to state a material fact necessary to make the statements or facts contained herein or therein not misleading. Each of the Exhibits and Disclosure Schedules attached hereto is a true and complete list or description, as appropriate, of the items purported to be listed or described thereon.

         3.18. Representations Regarding the Acquisition of the Shares.

                  (a) The Seller is acquiring the Shares in connection with this Agreement for investment purposes only and does not intend to resell or distribute such Shares, except pursuant to an offering registered with the Securities and Exchange Commission. No other person has or will have a direct or indirect beneficial interest in the Shares acquired in connection with this Agreement;

                  (b) The Seller is a person who either alone or with his or her purchaser representative(s) has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of an investment in the Buyer;

                  (c) The Seller understands that the Shares constitute restricted securities as that term is defined in Rule 144 under the Securities Act and that the Shares may not be sold or transferred in the absence of a registration statement or an available exemption from registration;

                  (d) The Seller understands the speculative nature and risks of investments associated with the Buyer and confirms that it is able to bear the risk of the investment, and that there may not be any public market for the Shares received herein;

                  (e) The Seller has freely entered this Agreement and has been subject to neither pressure to make a hasty or uninformed decision to enter into this Agreement nor solicitation to receive the Shares;

                  (f) Neither the Buyer nor the Seller is under an obligation to register or seek an exemption under any federal and/or state securities acts for any sale or transfer of the Shares by the Seller, and the Seller hereby acknowledges that the Shares may not be sold, transferred, assigned or hypothecated unless there is an effective registration statement under the Securities Act covering the Shares, the sale is made in accordance with Rule 144 under the Securities Act, or the Buyer receives an opinion of counsel of the Seller reasonably satisfactory to the Buyer, stating that such sale, transfer, assignment or hypothecation is exempt from the registration and prospectus delivery requirements of the Securities Act;

                  (g) The Seller has had the opportunity to ask questions of the Buyer and receive additional information from the Buyer to the extent that the Buyer possessed such information, or could acquire it without unreasonable effort or expense necessary to evaluate the merits and risks of any investment in the Buyer. Further, the Seller has been given an opportunity to question the appropriate executive officers of the Buyer. The Seller hereby acknowledges that the Buyer has suffered a loss for the fiscal quarter ended September 30, 2003; and

                  (h) The Seller hereby acknowledges that the shareholder lock-up agreement with respect to the Shares between the Buyer and the Seller in the form attached hereto as Exhibit E shall follow the Shares upon the sale, transfer, assignment or hypothecation of any or all of the Shares to any transferee of the Seller.

                                   ARTICLE IV
                                   ----------

                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

         To induce the Seller to enter into this Agreement and to consummate the transactions contemplated hereby, the Buyer hereby represents and warrants to the Seller, as of the Closing Date, the following:

         4.01 Organization and Good Standing. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Texas. Exhibits 3.1 through 3.6, inclusive, to the Buyer's Form 10-QSB for the quarterly period ended June 30, 2003 (the "Buyer's Form 10-QSB") are true and complete copies of the Buyer's Articles of Incorporation and all amendments thereto. Exhibit 3.7 to the Buyer's Form 10-QSB is a true and complete copy of the bylaws of the Buyer as presently in effect. Schedule 4.01 includes a true and complete copy of a certificate of good standing of Buyer, certified by the Secretary of State as of the Closing Date.

         4.02 Authority. The Buyer has all requisite corporate power and authority to execute and deliver this Agreement, the Note and the Security Agreement (collectively, the "Transaction Documents") and to consummate the transactions contemplated hereby and thereby. The Transaction Documents been approved by the Buyer's Board of Directors and by the Buyer's shareholders if required by applicable law and have been duly authorized, executed, and delivered by the Buyer. No other corporate act or proceeding on the part of the Buyer is necessary to authorize the Transaction Documents or the transactions contemplated thereby. The Transaction Documents have been duly authorized, executed, and delivered by the Buyer and constitute a valid and binding obligation of the Buyer enforceable against the Buyer in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting the enforcement of creditors' rights generally and the application of general principles of equity and judicial discretion. The Buyer has delivered to the Seller a copy of the resolutions of the Buyer's Board of Directors, certified as true and correct by the Buyer's secretary, approving this Agreement, the issuance of the Shares and the Note and the execution of the Security Agreement and authorizing the execution hereof and thereof by the Buyer's president.

         4.03 No Violation. Neither the execution and delivery by the Buyer of the Transaction Documents nor the consummation by the Buyer of the transactions contemplated thereby will (i) violate any provision of the Texas Business Corporation Act, the Articles of Incorporation of the Buyer, or the Bylaws of the Buyer; (ii) violate, or be in conflict with, or constitute a default (or an event or condition that, with notice or lapse of time, or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or cause the acceleration of the maturity of any agreement to which the Buyer is subject, or result in the creation or imposition of any security interest, lien, charge, or other encumbrance upon any of the Buyer's assets under, any note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment, understanding, arrangement, agreement, or restriction of any kind or character to which the Buyer is a party or by which the Buyer may be bound or affected or to which any the Buyer's assets is subject; or (iii) violate any statute or law or any judgment, decree, order, writ, injunction, regulation, or rule of any court or Governmental Authority (as defined in Article VIII of this Agreement).

         4.04 Brokers. The Buyer has not employed any broker, agent, or finder in connection with any transaction contemplated by this Agreement for which the Seller may be liable or responsible to pay.

         4.05 Litigation. Except as disclosed in Buyer's Form 10-QSB, there are no suits, arbitrations, claims, actions, Proceedings, investigations, or inquiries in progress, pending, or, to Buyer's Knowledge, threatened against or affecting the Buyer, the Buyer's assets, or the transactions contemplated hereby in any court or before any arbitration panel of any kind or before or by any Governmental Authority, except such Proceedings which would not have a Material Adverse Effect.

         4.06 Full Disclosure. To the Buyer's Knowledge, no representation or warranty of the Buyer made in this Agreement contains any untrue statement of a material fact that affects the ability of the Buyer to consummate the transactions contemplated by this Agreement or omits to state a material fact necessary to make the statements or facts contained herein not misleading.

         4.07 Consents. No consent, approval, license, permit, authorization, or order of any person is required in connection with the execution and delivery of Transaction Documents or the consummation of the transactions contemplated hereby.

         4.08 Capitalization. The capitalization of the Buyer immediately prior to the Closing is as set forth on Schedule 4.08.

         4.09 Exemption. The issuance of the Shares hereunder to the Seller is exempt from the registration requirements under the Securities Act of 1933, as amended, and all applicable state securities laws.

         4.10 Issuance of Common Stock. The Shares being sold hereunder, when issued in accordance with this Agreement, will have been validly issued, fully paid and non-assessable and will be free and clear of any lien, charge or other encumbrance (other than as set forth in this Agreement) and will not be subject to any preemptive or similar rights. As of the Closing Date, no previously existing shareholders of the Buyer have any rights superior to the Seller, including rights upon liquidation, to dividends, or for registration of shares with the Securities and Exchange Commission. The shareholder lock-up agreement with respect to the Shares between the Buyer and the Seller in the form attached hereto as Exhibit E is the Buyer's standard form lock-up agreement to which no less than 65% of the Buyer's outstanding Common Stock is subject as of the Closing Date and does not contain any more severe restrictions than those applied to other shareholders of the Buyer that have signed lock-up agreements.

         4.11 Security Interest. The Security Agreement shall create in favor of the Seller a security interest in all of the Buyer's right, title and interest in those items and types of collateral described in the Security Agreement in which a security interest may be created exclusively under Article 9 of the Uniform Commercial Code in the State of Texas (the "UCC"). The filing of a UCC Form 1 in the Office of the Secretary of State of Texas shall result, if timely filed, in the perfection (within the meaning of the UCC) of the security interest with respect to all collateral in which a security interest may be perfected by the filing of such UCC Form 1.

                                    ARTICLE V
                                    ---------

                             COVENANTS OF THE SELLER

         5.01 Payment of Liabilities and Taxes; Bulk Transfer Laws. The Seller shall pay in full or otherwise satisfy all liabilities of the Seller other than the Assumed Liabilities. The Buyer and the Seller hereby waive compliance with the bulk transfer provisions of the UCC or any similar bulk sales laws in connection with the transactions contemplated by this Agreement.

         5.02 Non-competition.

         (a) The Seller and the Buyer acknowledge that (i) the Buyer is engaged in or intends to be engaged in business throughout the United States and that the marketplace for the Buyer's products and services is nationwide, (ii) the agreements and covenants in this Section 5.02 are essential to protect the legitimate business interests of the Buyer, and (iii) the Buyer would not enter into this Agreement but for the covenants and agreements contained in this
Section 5.02. Accordingly, the Seller covenants and agrees that commencing on the Closing Date and continuing for a period of two years thereafter, the Seller will not, and will cause its Affiliates not to, own, manage, operate, join, control or participate in, directly or indirectly, or be a partner or shareholder of (except for the ownership of the Shares), any business engaged in the (A) regulated medical waste transportation business, (B) document destruction or shredding business, including without limitation the transportation of destroyed or shredded documents business in the states of Texas, Florida or Oklahoma, (C) sharps management business, and (D) compliance with the Occupational Safety and Health Act ("OSHA") or the Health Insurance Portability and Accountability Act of 1996 ("HIPAA") business (collectively, the "Buyer Businesses"), and neither the Seller nor any Affiliate of the Seller shall render assistance or advice to any Person which is so engaged; provided however, that the passive ownership of less than 2% of the equity securities of a publicly-traded company that is involved in any of the foregoing businesses shall be permissible under this Section 5.02. Notwithstanding anything in this
Section 5.02 to the contrary, the operation of an incinerator at Center, Texas by the Seller or its Affiliates shall be permissible under this Section 5.02 to the extent that the Seller or its Affiliates (X) do not dispose of any materials related to the Buyer Businesses for customers who are regulated medical waste generators, (Y) do not affiliate with any company engaged in the transportation of regulated medical waste, and (Z) do not provide assistance or advice to any company other than the Buyer that engages in the Buyer Businesses. For purposes of clarification, the execution of a standard disposal contract with a non-affiliated company engaged in the transportation of regulated medical waste shall not be deemed to violate clause (Y) above.

         (b) If any covenant in this Section 5.02 is held to be unreasonable, arbitrary, or against public policy, such covenant will be considered to be divisible with respect to scope, time, and geographic area, and such lesser scope, time, or geographic area, or all of them, as an arbitrator or a court of competent jurisdiction may determine to be reasonable, not arbitrary, and not against public policy, will be effective, binding, and enforceable against the Seller and the Buyer.

         5.03 Audit. The Seller shall take all actions necessary and proper such that the Buyer's audit of the Seller's accounts and records is completed at the Buyer's expense within 60 days after the Closing Date.

         5.04 Consents. The Seller shall use its reasonable best efforts to obtain all consents from third parties necessary in order to transfer the Assets (other than the consents already delivered pursuant to Section 2.01(a)(iii)) as soon as practicable, but in no event later than within 45 days after the Closing Date.

         5.05 Payment of Taxes. The Seller shall promptly pay all Taxes due from the Seller as of the Closing Date, and all other Taxes for which a notice of assessment or demand for payment has been received as of the Closing Date.

         5.06 Title to Real Property and Vehicles. The Seller shall obtain for and on the Buyer's behalf, at the Seller's sole expense, and shall deliver to the Buyer, as soon as practicable, but in no event later than the 45th day after the Closing Date, a title search, title insurance, warranty deed and survey with regards to the Real Property, and Texas Motor Vehicle Transfer Notifications with regards to any motor vehicles that constitute the Assets and are located in the State of Texas.

                                   ARTICLE VI
                                   ----------

                              ADDITIONAL AGREEMENTS

         6.01 Advisory Director. As of the Closing Date, and for a period of two years thereafter, the Buyer shall appoint one person nominated by the Seller as an advisory board member of the Buyer.

         6.02 License of the Seller's Name. The Seller hereby grants to the Buyer a nonexclusive license (the "License") consisting of a nonexclusive right to use the name "AmeriTech Environmental", including without limitation the right to open a bank account in the name of and cash checks made to "AmeriTech Environmental". The term of the License shall commence on the Closing Date and end 90 days thereafter (the "License Term"). The Seller agrees not to use the name "AmeriTech Environmental" or conduct business under such name during the License Term except to wind up its operations.

         6.03 Insolvency of the Seller. In the event that the Seller is deemed insolvent by a court of competent jurisdiction, and any Person obtains a judgment or settlement (agreed to by the Seller) against the Buyer for the value of the Assets in an amount in excess of the Purchase Price, the Buyer shall be entitled first to offset such excess against the Principal Amount and second to redeem and cancel Shares against such excess at the Share Value for no consideration. As used in this section, "insolvent" means: (i) that the sum of the debts and other probable liabilities of the Seller exceed the present fair saleable value of the Seller's assets; (ii) any event in which the Seller is required to make an assignment for the benefit of creditors; (iii) any event in which the Seller is unable to pay its debts as they become due in the usual course of its business; (iv) any event in which the Seller shall be required to file a voluntary petition in bankruptcy, or shall be adjudicated a bankrupt or insolvent, or shall be required to file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall be required to file any answer admitting or not contesting the material allegations of a petition filed against it in any such proceeding; or (v) any event in which the Seller shall be required to seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of it or of all or any substantial part of its properties.

         6.04 Negotiation with Creditors. In the event that the Buyer is contacted by any creditor of the Seller, excluding creditors relating to the Assumed Liabilities, and such creditor requests payment from the Buyer for liabilities of the Seller accruing prior to the Closing and which are not part of the Assumed Liabilities, the Buyer shall promptly notify the Seller in writing of such contact. The Seller shall be entitled to negotiate with such creditor for a period of 30 days after the Seller receives such written notice from the Buyer (the "Negotiation Period"), and the Buyer shall take no action, unless such creditor claims or alleges a fraudulent conveyance or similar charge, with respect to such creditor during the Negotiation Period without the prior written consent of the Seller, which consent shall not be unreasonably withheld.

         6.05 RMW Invoice. Within 30 days of the Closing Date, the Buyer shall provide the Seller with an invoice (the "Invoice") for the regulated medical waste (RMW) processed by the Buyer for the Seller during the period up to and including the Closing Date and any RMW backlog of Seller as of the Closing Date to be processed by Buyer subsequent to Closing. In the event that the invoiced amount is less than $30,000, the Buyer shall deliver payment to the Seller with the Invoice for the difference between such invoiced amount and $30,000. In the event that the invoiced amount is more than $30,000, the Seller shall deliver payment to the Buyer for the difference between such invoiced amount and $30,000 within 10 days after the receipt of the Invoice.

         6.06 Stock Certificate. The Buyer shall deliver a stock certificate for the Shares to the Buyer within five days after the Closing Date.

                                   ARTICLE VII
                                   -----------

                                 INDEMNIFICATION

         7.01. Indemnification of the Buyer. The Seller hereby agrees to indemnify, defend, and hold harmless the Buyer, its successors in interest, and their respective officers, directors, employees, agents, attorneys, and stockholders (each a "Buyer Indemnitee") from and against all demands, claims, actions, or causes of action, assessments, losses, taxes, damages, liabilities, costs, and expenses, including, without limitation, interest, penalties, and reasonable attorneys' fees and expenses (collectively "Damages"), asserted against, assessed upon, resulting to, imposed upon, or incurred by a Buyer Indemnitee by reason of or resulting from (a) a breach of any representation, warranty, or a breach or threatened breach of any covenant, obligation, or agreement of the Seller contained in or made pursuant to this Agreement, including the Schedules and Exhibits hereto, or any facts or circumstances constituting such a breach; or (b) the operation of the businesses of the Seller, including, but not limited to, any products sold or services rendered, on or prior to the Closing Date. In addition, the Seller agrees to indemnify any Buyer Indemnitee for Damages as they are incurred by the Buyer Indemnitee irrespective of any ongoing or continuing legal proceedings and the relative timeframes and issues associated with such proceedings, or the relative success or nonsuccess the Buyer Indemnitee may experience in such proceedings.

         7.02. Indemnification of the Seller. The Buyer hereby agrees to indemnify, defend, and hold harmless the Seller, its successors in interest, and their respective officers, directors, employees, agents, attorneys and shareholders (each a "Seller Indemnitee") from and against all Damages asserted against, assessed upon, resulting to, imposed upon, or incurred by the Seller by reason of or resulting from (a) any default on any Assumed Liability occurring after the Closing Date, or (b) a breach of any representation or warranty of the Buyer contained in or made pursuant to this Agreement and the other Transaction Documents, including the Exhibits and Schedules thereto. In addition, the Buyer agrees to indemnify any Seller Indemnitee for Damages as they are incurred by the Seller Indemnitee irrespective of any ongoing or continuing legal proceedings and the relative timeframes and issues associated with such proceedings, or the relative success or nonsuccess the Seller Indemnitee may experience in such proceedings.

         7.03. Indemnification Claims Procedure. All claims subject to indemnification under Section 7.01 or 7.02 above shall be asserted and resolved in accordance with the following provisions. Promptly after receipt by a Buyer Indemnitee or a Seller Indemnitee (either is referred to as an "Indemnitee" in this Section 7.03) of notice of the commencement of any action (including any governmental action), such Indemnitee will, if a claim in respect thereof is to be made against any indemnifying party (the "Indemnifying Party") under this
Article VII, deliver to the Indemnifying Party a written notice of the commencement thereof and the Indemnifying Party shall have the right to participate in, and, to the extent the Indemnifying Party so desires, jointly with any other Indemnifying Party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an Indemnitee (together with all other Indemnitees that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the Indemnifying Party, if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential conflicts of interest between such Indemnified Party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the Indemnifying Party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such Indemnifying Party of any liability to the Indemnitee under this
Article VII, but the omission so to deliver written notice to the Indemnifying Party will not relieve it of any liability that it may have to any Indemnitee otherwise than under this Article VII.

         7.04. Expiration of Indemnification Obligations. All obligations to provide indemnification pursuant to this Article VII shall terminate on May 7, 2005, other than claims arising from environmental, employee benefit or tax issues, which shall not terminate until the applicable statutes of limitations for such claims have expired.

                                  ARTICLE VIII
                                  ------------

                                   DEFINITIONS

         The following terms as used in this Agreement shall have the meanings set forth below:

         "Affiliate" shall mean, as to any Person, any Person controlled by, controlling, or under common control with such Person, and, in the case of a Person who is an individual, a member of the family of such individual consisting of a spouse, sibling, in-law, lineal descendant, or ancestor

(including by adoption), and the spouses of any such individuals. For purposes of this definition, "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, directly or indirectly, alone or in concert with others, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of securities, by contract, or otherwise, and no Person shall be deemed in control of another solely by virtue of being a director, officer, or holder of voting securities of any entity. A Person shall be presumed to control any partnership of which such Person is a general partner.

         "Code" shall mean the Internal Revenue Code of 1986, as amended. All references herein to sections of the Code shall include any corresponding provision or provisions of succeeding law.

         "Environmental Laws" shall mean laws, including, without limitation, federal, state, or local laws, ordinances, rules, regulations, interpretations, and orders of courts or administrative agencies or authorities relating to pollution, environmental protection, health and safety, or similar laws (including, without limitation, ambient air, surface water, ground water, land surface, and subsurface strata), including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended ("CERCLA"), the Federal Clean Water Act ("CWA"), the Safe Drinking Water Act ("SDWA"), the Resource Conservation and Recovery Act of 1976, as amended ("RCRA"), the Clean Air Act ("CAA"), the Emergency Planning and Community Right to Know Act ("EPCRA"), OSHA, the Medical Waste Tracking Act of 1988 ("MWTA"), the Hazardous Materials Transportation Authorization Act of 1994 ("HMTAA"), any regulations issued by the Texas Department of Health (the "TDH"), the Texas Natural Resource Conservation Commission (the "TNRCC"), or the Texas Commission on Environmental Quality (the "TCEQ"), and other laws relating to pollution or protection of the environment, or to the manufacturing, processing, distribution, use, treatment, handling, storage, disposal, or transportation of Polluting Substances.

         "Governmental Authority" means any nation or government, any state, regional, local, or other political subdivision thereof, and any entity or official exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to government.

         "Knowledge" - An individual shall be deemed to have "knowledge" of a particular fact or other matter if (i) such individual is actually aware of such fact or other matter, or (ii) a person serving in the same capacity as such individual would be expected to discover or otherwise become aware, after due inquiry, of such fact or other matter in the course of performing the official duties of such individual. A corporation shall be deemed to have "knowledge" of a particular fact or other matter if, (x) in the case of the Buyer, the executive officers of the corporation have Knowledge (as set forth above) of such fact or other matter, and (y) in the case of the Seller, any of Jonathan Howard, Robert Taliaferro or Christopher Black has Knowledge (as set forth above) of such fact or other matter.

         "Material Adverse Effect" means any effect(s), individually or in the aggregate, that would be materially adverse to: (i) a party's assets (which in the case of the Seller shall be the Assets) in an amount of $10,000 or more; or
(ii) the ability of a party to timely consummate the transactions contemplated hereby.

         "Person" shall have the meaning given in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended, as modified and used in Sections 13(d)(3) and 14(d)(2) of such act.

         "Polluting Substances" shall be construed broadly to include (a) asbestos, (b) petroleum products or wastes, (c) biomedical or biological wastes, and (d) all pollutants, contaminants, chemicals, or industrial, toxic, or hazardous substances or wastes and shall include, without limitation, any flammable explosives, radioactive materials, oil, hazardous materials, hazardous or solid wastes, hazardous or toxic substances or regulated materials defined in CERCLA, CWA, SDWA, RCRA, EPCRA, CAA, OSHA, MWTA, and HMTAA, and/or any other Environmental Laws, as amended, and in the regulations adopted and publications promulgated thereto, including without limitation those issued by the TDH, the TNRCC and the TCEQ; provided, to the extent that the laws of the State of Texas establish a meaning for "hazardous substance," "hazardous waste," "hazardous materials," "solid waste," or "toxic substance," which is broader than that specified in any of CERCLA, CWA, SDWA, RCRA, EPCRA, CAA, OSHA, MWTA, HMTAA or other Environmental Laws such broader meaning shall apply.

         "Proceeding" shall mean any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, judicial, or investigative, whether formal or informal, whether public or private) commenced, brought, conducted, or heard by or before, or otherwise involving any Governmental Authority or arbitrator.

                                   ARTICLE IX
                                   ----------

                                  MISCELLANEOUS

         9.01 Reformation and Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof:

                  (a) in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable; and

                  (b)  the  legality,   validity,   and  enforceability  of  the
         remaining provisions hereof shall not in any way be affected or impaired thereby.

         9.02 Further Assurances. Each party hereto shall, from time to time after the Closing Date, at the request of any other party hereto and without further consideration, execute and deliver such other instruments of conveyance, assignments, transfer, and assumption, and take such other actions, as such other party may reasonably request to more effectively consummate the transactions contemplated by this Agreement.

         9.03 Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be sent by first class U.S. mail (certified mail - return receipt requested), or by facsimile transmission (if facsimile transmission is also sent by regular U.S. mail the same day), or delivered by hand or by overnight or similar delivery service, fees prepaid, to the party to whom it is to be given at the address of such party set forth below or to such other address for notice as such party shall provide in accordance with the terms of this section. Except as otherwise specifically provided in this Agreement, notice so given shall, in the case of notice given by certified mail (or by such comparable method) be deemed to be given and received three business days after the time of certification thereof (or comparable act), in the case of notice so given by overnight delivery service, on the date of actual delivery, and, in the case of notice so given by facsimile transmission or personal delivery, on the date of actual transmission or, as the case may be, personal delivery.

         If to the Buyer:      MedSolutions, Inc.
                               12750 Merit Drive
                               Park Central VIII
                               Suite 770
                               Dallas, Texas 75251
                               Attn:  Mathew H. Fleeger, President & CEO
                               Fax: (972) 931-2250

         With a copy to:       Fish & Richardson P.C.
                               5000 Bank One Center
                               1717 Main Street
                               Dallas, Texas 75201
                               Attn:  Steven R. Block
                               Fax (214) 747-2091

         If to the Seller:     AmeriTech Environmental, Inc.
                               P.O. Box 670647
                               Houston, Texas 77267-0647
                               Attn: Jonathan S. Howard, President & CEO
                               Fax: (___) ___-____

         9.04 Headings. The headings of sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

         9.05 Waiver. The failure of any party to insist, in any one or more instances, upon performance of any of the terms, covenants, or conditions of this Agreement shall not be construed as a waiver or a relinquishment of any right or claim granted or arising hereunder or of the future performance of any such term, covenant, or condition, and such failure shall in no way affect the validity of this Agreement or the rights and obligations of the parties hereto. No waiver of any provision or condition of this Agreement shall be valid unless executed in writing and signed by the party to be bound thereby, and then only to the extent specified in such waiver. No waiver of any provision or condition of this Agreement shall be construed as a waiver of any other provision or condition of this Agreement, and no present waiver of any provision or condition of this Agreement shall be construed as a future waiver of such provision or condition.

         9.06 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         9.07 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS RULES OR CHOICE OF LAWS RULES THEREOF OR OF ANY STATE.

         9.08 Court Costs and Attorneys' Fees. If any action at law or in equity, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to recover costs of court and reasonable attorneys' fees from the other party or parties to such action, which fees may be set by the court in the trial of such action or may be enforced in a separate action brought for that purpose, and which fees shall be in addition to any other relief that may be awarded.

         9.09 Assignability and Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors, heirs, and permitted assigns. This Agreement and the rights and obligations hereunder shall not be assignable without the express written consent of all parties hereto.

         9.10 Amendments. This Agreement may not be modified, amended, or supplemented except by an agreement in writing signed by all of the parties hereto.

         9.11 Expenses, Taxes, Etc. Except as otherwise provided herein, the Seller shall pay all fees, taxes, and expenses incurred by it in connection with this Agreement, and the Buyer shall pay all fees and expenses incurred by it in connection with the transactions contemplated by this Agreement.

         9.12  Third  Parties.  Except  with  respect to  indemnification  under
Section 7.01 or Section 7.02 herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person other than the parties hereto and their successors, heirs or permitted assigns, any rights or remedies under or by reason of this Agreement.

         9.13 Number and Gender of Words. When the context so requires in this Agreement, words of gender shall include either or both genders and the singular number shall include the plural.

         9.14 Entire Agreement. This Agreement and the executed documents, the forms of which are attached hereto as Exhibits, together with the Schedules and Exhibits attached hereto and thereto, shall constitute the entire agreement between the parties hereto with respect to the transactions contemplated hereby and shall supersede all prior or contemporaneous negotiations, understandings and agreements. There are no representations, agreements, arrangements, or understandings, oral or written, between or among the parties hereto relating to the subject matter of this Agreement that are not fully expressed herein.

         9.15 Survival of Representations and Warranties. All representations, warranties, covenants, and obligations of the parties hereto shall survive the Closing for a period of 18 months thereafter.

         9.16 Multiple Counterparts. This Agreement may be executed in multiple counterparts, including by facsimile signature, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

         9.17 Disclosure on Schedules. Disclosure of a specific item in any one Schedule hereto shall be deemed a disclosure as to all other applicable Schedules if there is an explicit cross-reference to another Schedule.

         9.18  Limitations  on  Liability.  The Buyer and the  Seller  and their respective Indemnitees shall not be entitled to assert any right to indemnification or any claim for breach of contract hereunder until the aggregate amount of all Damages suffered by such party and its respective
Indemnitees exceeds $25,000. Claims for indemnification or for breach of contract by the Buyer Indemnitees hereunder shall be settled solely by offset of the valid indemnity or breach of contract claim against (a) the Principal Amount and any accrued and unpaid interest thereon and (b) the Shares by redemption and cancellation of Shares at the Share Value for no consideration; provided, however, that there is no limitation on the amount of Damages a Buyer Indemnitee may seek with respect to indemnity or breach of contract claims under Sections 3.07, 3.09 and 3.15 of this Agreement. In no event shall the directors, officers, employees or shareholders of the Seller, in their capacity as such, be liable to the Buyer except in the case of fraud or malfeasance. To the extent that Section 3.08 of this Agreement is breached with respect to any item not relating to the Assets or the Assumed Liabilities, the Buyer Indemnitees shall have no right of indemnification or claim for breach of contract against the Seller. Even though a breach of a representation or warranty under this Agreement may not have occurred because the $10,000 materiality threshold in the definition of "Material Adverse Effect" in Article VIII above has not been met, if the amount of damages or losses suffered by the Buyer Indemnitees under this Agreement exceeds $25,000, then the Buyer Indemnitees may seek indemnification from or claim for breach of contract against the Seller for such damages or losses.

                  [Remainder of page intentionally left blank.]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                   THE SELLER:

                                   AMERITECH ENVIRONMENTAL, INC.


                                   By:      /s/ Jonathan S. Howard
                                           -----------------------
                                   Name:   Jonathan S. Howard
                                   Title:  President and CEO


                                   THE BUYER:

                                   MEDSOLUTIONS, INC.


                                   By:      /s/ Matthew H. Fleeger
                                           -----------------------
                                   Name:   Matthew H. Fleeger
                                   Title:  President and Chief Executive Officer

                                    EXHIBIT A
                                    ---------

                             FORM OF PROMISSORY NOTE

                                 PROMISSORY NOTE


$750,000                          Dallas, Texas              _____________, 2003


         FOR VALUE RECEIVED, the undersigned, MedSolutions, Inc., a Texas corporation (the "Maker"), hereby unconditionally promises to pay to the order of Ameritech Environmental, Inc., a Texas corporation (the "Payee"), at such place as designated by the Payee, or at such other place or to such other party or parties as may be designated by the Payee from time to time, in lawful money of the United States of America, the principal amount of $750,000 (the "Principal Amount"), secured by certain of the assets of the Maker as described in the Security Agreement entered into by Maker and Payee and dated as of ___________, 2003, with simple interest at an annual rate of 7.0%

         1. This Promissory Note (the "Note") shall be due and payable in 11 interest-only installments due monthly and with the Principal Amount and the final interest payment due on the first anniversary of this Note (the "Maturity Date"). Each payment shall be made on the first day of each month, commencing on December 1, 2003. Each date on which a payment is due, including the Maturity Date, shall be referred to herein as a "Payment Date"; provided, however, that if a Payment Date should fall on a Saturday, Sunday, or bank holiday, then the Payment Date shall be the next business day. The Maker may prepay any portion or this entire Note without penalty at any time. Any prepayment will be applied first against accrued but unpaid interest and then against the outstanding principal balance. At the request of the Payee, the Maker may make any payments due under the Note directly to the creditors of the Payee. The Payee hereby acknowledges that this Note and the Principal Amount are subject to certain offset rights by the Maker pursuant to that certain Asset Purchase Agreement (the "Asset Purchase Agreement") entered into by and between the Maker and the Payee as of the date hereof. To the extent that any interest is paid on the Note and the Principal Amount is subsequently reduced in accordance with the terms of the Asset Purchase Agreement, any excess interest previously paid will be credited against the future interest payment(s) and/or the Principal Amount such that the amount of interest paid on the Principal Amount does not exceed 7.0%.

         2. If the Maker fails to pay the full amount then due on any Payment Date and such failure remains uncured for a period of 10 calendar days following written notice of such default by the Payee, then, at the election of the Payee, this Note shall immediately become due and payable in full, interest on such principal amount and unpaid interest shall thereafter accrue at the lesser of 12% or the highest lawful rate permissible under applicable law (the "Default Rate"), and the Payee shall be entitled to pursue any remedy to which it is entitled under applicable law.

         3. The makers, signers, sureties, guarantors, and endorsers of this Note severally waive valuation and appraisal, demand, presentment, notice of dishonor, notice of intent to demand or accelerate payment hereof, notice of demand, notice of acceleration, diligence in collecting, grace, notice, and protest. If this Note is not paid when due, the Maker agrees to pay all costs of collection, including, but not limited to, reasonable attorneys' fees and all expenses incurred by the holder hereof on account of any such collection, whether or not suit is filed hereon.

         4. The Maker shall have no right of setoff, counterclaim, recoupment or other deduction with respect to the payment required hereunder, and such payment constitutes the absolute and unconditional obligation of the Maker.

         5. Each right and remedy available to the holder hereof shall be cumulative of and in addition to each other such right and remedy. No delay on the part of the holder hereof in the exercise of any right or remedy available to the holder hereof shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude other or further exercise thereof or exercise of any other such right or remedy.

         6. Regardless of any provision contained in this Note, Payee shall never be entitled to receive, collect or apply, as interest on this Note, any amount in excess of the maximum lawful rate permitted by applicable law and, in the event Payee ever receives, collects or applies as interest any such excess, such amount that would be excessive interest shall be deemed a partial prepayment of principal and treated under this Note as such by Maker. In determining whether or not the interest paid or payable on this Note exceeds such maximum lawful rate, Maker and Payee shall, to the maximum extent permitted under applicable law, (a) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate and spread, in equal parts, the total amount of interest throughout the entire contemplated term of this Note so that the interest rate does not exceed the maximum lawful rate at any time during the entire term of this Note. However, if this Note is paid in full or all or a portion of the principal is set off under the Asset Purchase Agreement prior to the scheduled maturity hereof, and if the interest received for the actual period of existence thereof exceeds such maximum lawful rate, Payee shall refund the amount of such excess and shall not be subject to any applicable penalties provided by any laws for contracting for, charging, taking, reserving or receiving interest in excess of such maximum lawful rate.

         7. This Note is the promissory note referred to and is entitled to the benefits of and security afforded by that certain Security Agreement dated as of November __, 2003, executed by Maker in favor of Payee and covering the collateral described therein (the "Security Agreement"). This Note is subject to the Security Agreement which, among other things, provides for acceleration of the maturity hereof upon the occurrence of certain events.

         8. Payee shall be entitled to assign all or a portion of this Note to an Affiliate (as such term is defined in the Asset Purchase Agreement dated of even date herewith by and between Maker and Payee) without the consent of Maker. Maker shall reissue the Note to the transferee(s) upon receipt of written notice of the transfer and evidence of transferee(s)' status as an Affiliate.

         9. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS RULES OR CHOICE OF LAWS RULES THEREOF.


            EXECUTED effective as of the date first set forth above.


                                           MAKER:

                                           MedSolutions, Inc.









                                           By: ________________________________
                                               Matthew H. Fleeger, President/CEO

                                    EXHIBIT B
                                    ---------

                           FORM OF SECURITY AGREEMENT

                               SECURITY AGREEMENT

         This Security Agreement, dated effective as of _____________, 2003 (the "Agreement"), is entered into by and between MedSolutions, Inc., a Texas corporation (the "Pledgor"), and AmeriTech Environmental, Inc., a Texas corporation (the "Secured Party").

                                   WITNESSETH:

         WHEREAS, on even date herewith, the Pledgor has issued a Promissory Note (the "Note") to Secured Party evidencing indebtedness in the principal amount of $750,000.00 with simple interest at the annual rate of 7.0% payable in 11 interest-only installments due monthly, and with the principal amount and the final interest payment due on the first anniversary of the Note;

         WHEREAS, the Pledgor has agreed to secure the payment of the Note by the pledge to the Secured Party of all of the Pledgor's right, title, and interest in certain of the assets of Pledgor as set forth on Exhibit A attached hereto (the "Assets");

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and undertakings herein, and for such other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

                                    ARTICLE I
                                    ---------

                                     PLEDGE

         1.01 Pledge of Collateral. The Pledgor hereby grants to the Secured Party a first-lien security interest in the Assets, together with all proceeds thereto and accretions thereon (collectively, the "Collateral").

         1.02 Secured Obligation. The security interest granted by this Agreement shall secure the Pledgor's payment and performance under the Note, together with any and all renewals, extensions, and modifications of the same, and all costs of collection thereunder (the "Obligations").

         1.03 Termination of Agreement. This Agreement and the security interest created hereby shall terminate as of the date on which the Obligations, and any other amounts that the Pledgor may owe to the Secured Party as a result of this Agreement, including, but not limited to, Sections 3.03 and 4.13 below, are paid in full. Upon the termination of this Agreement, the Secured Party shall, as soon as practical but in no event later than 30 days, file a termination with respect to any financing statement(s) that may have been filed pursuant to this Agreement.

                                   ARTICLE II
                                   ----------

                  REPRESENTATIONS AND COVENANTS OF THE PLEDGOR

         2.01 Representations with Respect to the Collateral. The Pledgor represents and warrants that (i) the Pledgor has the legal capacity to enter into this Agreement; (ii) except for any financing statement that may be filed by the Secured Party with respect to the Collateral, no financing statement covering the Collateral, or any part thereof, has been filed with any filing officer or agency; (iii) no other security agreement covering the Collateral, or any part thereof, has been made and no security interest, other than the one created herein, has attached to or been perfected in the Collateral or in any part thereof; (iv) no dispute, right of setoff, counterclaim, or defense exists with respect to any part of the Collateral; (v) the Collateral is not subject to the interest of any third person, and the Pledgor will defend the Collateral and its proceeds against the claims and demands of any third person claiming against the Pledgor to the extent that such claims are adverse to the Secured Party's rights to the collateral; (vi) the Pledgor has delivered true and correct asset descriptions of the Collateral; and (vii) the Pledgor is owner of the Collateral.

         2.02 Affirmative Covenants of the Pledgor. The Pledgor covenants and agrees to each and all of the following: (i) to promptly execute and deliver to the Secured Party all such other assignments, certificates, and supplemental writings, and to do all other acts or things, as the Secured Party may reasonably request in order more fully to evidence and perfect the security interest created herein; (ii) to promptly furnish the Secured Party with any information or writings that the Secured Party may reasonably request concerning the Collateral; (iii) to promptly notify the Secured Party of any change in any material fact or circumstances warranted or represented by the Pledgor in this Agreement or in any other writings furnished by the Pledgor to the Secured Party in connection with the Collateral; (iv) to promptly notify the Secured Party of any claim, action, or proceeding affecting title to the Collateral, or any part thereof, or the security interest herein, and at the request of the Secured Party, to appear in and defend, at the Pledgor's sole expense, any such action or proceeding; and (v) to promptly pay to the Secured Party the amount of all court costs and reasonable attorneys' fees incurred by the Secured Party in the enforcement of its rights hereunder; (vi) demand, notice, protest, notice of intent to accelerate, notice of acceleration and all demands and notices of any action taken by the Secured Party under this Security Agreement or in connection with the Note, except as otherwise provided in this Security Agreement, are hereby waived, and any indulgence of the Secured Party, substitution for, or exchange or release of, Collateral, in whole or in part, or addition or release of any person liable on the Collateral is hereby assented and consented to by the Pledgor; (vii) the Pledgor will not subject the Collateral to any lien or security interest, except in favor of the Secured Party, or assign any part or all of the Collateral to any party other than the Secured Party; and (ix) the Pledgor shall pay prior to delinquency all taxes, charges, liens and assessments against the Collateral, and upon the Pledgor's failure to do so, the Secured Party, at its option, may pay any of them. Such payment shall become part of the indebtedness and obligations secured by this Security Agreement and shall be paid to the Secured Party by the Pledgor immediately and without demand, with interest thereon at the Default Rate (as such term is defined in the Note).

         2.03 Negative Covenants of the Pledgor. The Pledgor covenants and agrees that, without the prior written consent of the Secured Party, the Pledgor will not (i) sell, assign, or transfer any of the Pledgor's rights in the Collateral other than in the ordinary course of business with respect to inventory; or (ii) create any other security interest in, mortgage, or otherwise encumber the Collateral or any part thereof, or permit the Collateral to be or become subject to any lien, attachment, execution, sequestration, other legal or equitable process, or any encumbrance of any kind or character, except the security interest created herein.

                                   ARTICLE III
                                   -----------

              DEFAULT AND RIGHTS AND REMEDIES OF THE SECURED PARTY

         3.01 Definition of Default. The term "Default," as used herein, means the occurrence of any of the following events: (i) the failure of the Pledgor to make any payment (whether at maturity or otherwise) of principal or interest on the Note when due and payable under the Note; (ii) except as otherwise provided in this Section 3.01, the failure of the Pledgor to perform any material covenant, agreement, or condition contained herein, which failure continues for a period of 10 days after the Secured Party gives written notice thereof; (iii) the levy against the Collateral, or any part thereof, of any execution, attachment, sequestration, or other writ; (iv) the appointment of a receiver with respect to the Collateral, or any part thereof; (v) the filing by the

Pledgor, by way of petition or answer, of any petition or other pleading seeking relief as a debtor, or an adjustment of the Pledgor's debts, or any other relief under any bankruptcy, reorganization, or insolvency laws now or hereafter existing; or (vi) the receipt by the Secured Party of information establishing that any representation or warranty made by the Pledgor herein is false, misleading, or erroneous in any material respect and such default is not cured within 20 days thereafter.

         3.02 Remedies Upon Event of Default. Upon the occurrence of a Default and the continuance thereof, in addition to any and all other rights and remedies that the Secured Party may then have hereunder, under the Uniform Commercial Code as enacted in the State of Texas (the "Code"), or otherwise, the Secured Party at its option may, subject to any limitation or restriction imposed by any applicable bankruptcy, insolvency, or debtor-relief law, (i) after notification required pursuant to Section 3.03 hereof, sell or otherwise dispose of, at the Pledgor's principal place of business, or elsewhere, as chosen by the Secured Party, all or any part of the Assets, and any such sale or other disposition may be as a unit or in parcels, by public or private proceedings, and by way of one or more contracts (it being agreed that the sale of any part of the Assets shall not exhaust the Secured Party's power of sale, but sales may be made from time to time until all of the Assets have been sold or until the Obligations have been paid in full), and at any such sale it shall not be necessary to exhibit the Assets; (ii) reduce its claim to judgment, foreclose, or otherwise enforce its security interest in all or any part of the Collateral by any available judicial procedure; (iii) with the consent of the Pledgor, retain the Collateral in complete satisfaction of the Obligations whenever the circumstances are such that the Secured Party is entitled to do so under the Code, provided only that the Secured Party comply with all applicable procedural requirements imposed by the Code; (iv) apply by appropriate judicial proceedings for appointment of a receiver for the Collateral, or any part thereof; (v) buy the Collateral at any public sale; and (vi) buy the Collateral at any private sale if the collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations. The Secured Party shall be entitled to apply the proceeds of any distribution, sale, or other disposition of the Collateral in the following order: first, to the payment of all of its reasonable expenses incurred as a result of the Pledgor's Default, including, but not limited to, holding and preparing the Collateral, or any part thereof, for sale or other disposition, in arranging for such sale or other disposition, and in actually selling the same; and second, toward payment of the Obligations in such order and manner as the Secured Party, in its discretion, may deem advisable. Except in the case of clause (iii) above, the Secured Party shall remit to the Pledgor any surplus. If the proceeds are not sufficient to satisfy the Obligations in full, the Pledgor shall remain personally liable for any deficiency with respect thereto.

         3.03 Sale of Collateral. Reasonable notification of the time and place of any public sale of the Collateral, or reasonable notification of the time after which any private sale or other intended disposition of the Collateral is to be made, shall be sent to the Pledgor, and to any other person entitled under the Code to notice; provided, however, that if the Collateral is declining, or threatens to decline, speedily in value, or is of a type customarily sold on a recognized market, the Secured Party may sell or otherwise dispose of the Collateral without notification, advertisement, or other notice of any kind. It is agreed that notice sent or given not less than 20 calendar days prior to the taking of the action to which the notice relates is reasonable notification and notice for the purpose of this Section 3.03.

                                   ARTICLE IV
                                   ----------

                                  MISCELLANEOUS

         4.01 Rights and Remedies Cumulative. All rights and remedies of the Secured Party hereunder are cumulative of each other and of every other right or remedy that the Secured Party may otherwise have at law or in equity or under any other contract or other writing for the enforcement of the security interest herein or the collection of the Obligations, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies. Should the Pledgor have heretofore executed or hereafter execute any other security agreement in favor of the Secured Party, the security interest therein created and all other rights, powers, and privileges vested in the Secured Party by the terms thereof shall exist concurrently with the security interest created herein.

         4.02 Binding Agreement. This Security Agreement shall be binding upon and inure to the benefit of the respective successors, representatives, and assigns of the Pledgor and the Secured Party, provided, however, that the Pledgor may not assign or transfer its rights or duties hereunder without the prior written consent of the Secured Party.

         4.03 Waiver of Rights. No waiver by the Secured Party of any Default shall be deemed to be a waiver of any other subsequent Default, nor shall any such waiver by the Secured Party be deemed to be a continuing waiver. No delay or omission by the Secured Party in exercising any right or power hereunder, or under any other writings executed by the Pledgor as security for or in connection with the Obligations, shall impair any such right or power or be construed as a waiver thereof or any acquiescence therein, nor shall any single or partial exercise of any such right or power preclude other or further exercise thereof, or the exercise of any other right or power of the Secured Party hereunder or under such other writings.

         4.04 Subrogation. If the Obligations, or any part thereof, be given in renewal or extension, or applied toward the payment of indebtedness secured by mortgage, pledge, security agreement, or other lien, the Secured Party shall be, and is hereby, subrogated to all of the rights, titles, security interests, and other liens securing the indebtedness so renewed, extended, or paid.

         4.05 Usury Savings Clause. No provision herein shall require the payment or permit the collection of interest in excess of the maximum permitted by law, if any. If any excess of interest in such respect is provided for herein, the provisions of this Section 4.05 shall govern, and the Pledgor shall not be obligated to pay the amount of such interest to the extent that it is in excess of the amount permitted by law.

         4.06 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS RULES OR CHOICE OF LAWS RULES THEREOF.

         4.07 Agreement as Financing Statement. The Secured Party shall have the right at any time to execute and file this Agreement as a financing statement within the meaning of the Code, but the failure of the Secured Party to do so shall not impair the validity or enforceability of this Agreement.

         4.08 Further Assurances. Each party hereto agrees to perform any further acts and to execute and deliver any further documents that may be reasonably necessary to carry out the provisions of this Agreement.

         4.09 Severability. In the event that any of the provisions, or portions thereof, of this Agreement are held to be unenforceable or invalid by any court of competent jurisdiction, the validity and enforceability of the remaining provisions, or portions thereof, shall not be affected thereby.

         4.10 Construction. Whenever used herein, the singular number shall include the plural, and the plural number shall include the singular.

         4.11 Gender. Any references herein to the masculine gender, or to the masculine form of any noun, adjective, or possessive, shall be construed to include the feminine or neuter gender and form, and vice versa.

         4.12 Headings. The headings contained in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning of any of the provisions contained herein.

         4.13 Court Costs and Attorneys' Fees. If any action at law or in equity, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to recover costs of court and reasonable attorneys' fees from the other party or parties to such action, which fees may be set by the court in the trial of such action or may be enforced in a separate action brought for that purpose, and which fees shall be in addition to any other relief that may be awarded.

         4.14 Inurement. Subject to the restrictions against transfer or assignment as herein contained, the provisions of this Agreement shall inure to the benefit of, and shall be binding on, the assigns, successors in interest, personal representatives, estates, heirs, and legatees of each of the parties hereto.

         4.15 Amendment. This Agreement may be amended only by the unanimous written consent of the parties hereto.

         4.16 Entire Agreement. This Agreement and the Note contain the entire understanding between the parties hereto concerning the subject matter contained herein. There are no representations, agreements, arrangements, or understandings, oral or written, between or among the parties hereto relating to the subject matter of this Agreement that are not fully expressed herein.

         4.17 Multiple Counterparts. This Agreement may be executed in multiple counterparts, including by facsimile signature, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.



              [The remainder of page is intentionally left blank.]

         IN WITNESS WHEREOF, the parties to this Agreement have set their respective hands hereto as of the date first written above.


                                           PLEDGOR:

                                           MedSolutions, Inc.



                                           By: _________________________________
                                               Matthew H. Fleeger, President/CEO


                                           SECURED PARTY:

                                           AmeriTech Environmental, Inc.



                                           By: _________________________________
                                               Jonathan S. Howard, President/CEO

                                    Exhibit A
                                    ---------

                                     ASSETS

                                    EXHIBIT C
                                    ---------

                            FORM OF BILL OF SALE AND
                       ASSIGNMENT AND ASSUMPTION AGREEMENT

              BILL OF SALE AND ASSIGNMENT AND ASSUMPTION AGREEMENT
              ----------------------------------------------------


THE STATE OF TEXAS     )
                       )           KNOWN BY ALL MEN BY THESE PRESENTS:
COUNTY OF DALLAS       )



         THIS BILL OF SALE AND ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Agreement") is effective as of ________________, 2003 (the "Closing Date"), by and between AmeriTech Environmental, Inc., a Texas corporation ("Assignor"), and MedSolutions, Inc., a Texas corporation ("Assignee").

         Assignee is a party to that certain Asset Purchase Agreement dated as of November 7, 2003 by and among Assignee and Assignor (the "Purchase Agreement"). The Purchase Agreement contemplates the making and delivery of this Agreement. Capitalized terms used in this Agreement but not otherwise defined herein shall have the meanings given to such terms in the Purchase Agreement.

         NOW, THEREFORE, as contemplated by the Purchase Agreement, and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. Effective as of the Closing Date, Assignor hereby sells, conveys, assigns, transfers, and delivers to Assignee, its successors and assigns, forever, and Assignee hereby accepts, all of Assignor's right, title, and interest in and to all of the properties and assets listed on Exhibit A attached hereto (the "Assigned Assets"), free and clear of all liens, charges, security interests, encumbrances, and restrictions of whatever nature, except as otherwise set forth pursuant to the Purchase Agreement, and the Assignor does hereby bind itself and its successors and assigns to WARRANT and FOREVER DEFEND, all and singular, title to the Assigned Assets unto the Assignee, its successors and assigns, against every person whomsoever lawfully claiming or to claim the same, or any part thereof. Except as otherwise set forth pursuant to the Purchase Agreement, it is agreed that the Assignee shall not be responsible for the discharge and performance of any duties or obligations required to be performed and/or discharged in connection with the Assigned Assets on or prior to the Closing Date, and Assignor agrees to indemnify, as set forth in Article VII of the Purchase Agreement, save, and hold harmless the Assignee from and against any and all losses, costs, damages, liabilities, expenses (including reasonable attorneys' fees) actions, claims, or causes of action existing in favor of or asserted by any party arising from or related to any failure by the Assignor to perform or discharge its obligation as the owner of the Assigned Assets on and prior to the Closing Date.

         2. Effective as of the Closing Date, Assignee hereby assumes and agrees to pay, discharge, and perform when due certain of Assignor's debts, liabilities, and obligations (whether accrued, absolute, contingent or otherwise, whether known or unknown, whether due or to become due, and regardless of when or by whom asserted) (the "Assumed Liabilities") listed on

Exhibit B attached hereto. Assignee hereby indemnifies, as set forth in Article VII of the Purchase Agreement, and holds harmless Assignor from and against any and all liabilities, costs, losses, and expenses arising from or relating to the Assumed Liabilities.

         3. The Assignor hereby constitutes and appoints the Assignee as the Assignor's true and lawful attorney, with full power of substitution, for it and in its name, place, and stead, or otherwise, but on behalf of and or the benefit of the Assignee, to demand and receive from time to time any and all Assigned Assets and Assumed Liabilities, hereby sold, assigned, and conveyed, or intended so to be, and to get receipts and release for and in respect of the same or any part thereof, and from time to time to institute and prosecute in the name of the Assignor or otherwise, but at the expense and for the benefit of the Assignee, any and all proceedings at law, inequity or otherwise, that the Assignee may deem proper in order to collect, assert, or enforce any claim, right, or title, of any kind, in and to the Assigned Assets and Assumed Liabilities hereby assigned and conveyed, or intended so to be, and to defend and compromise any and all actions, suits, or proceedings relating to any of the said Assigned Assets and Assumed Liabilities, and generally to do all and any such acts and things in relation thereto as the Assignee shall deem advisable.

         4. Notwithstanding any other provision in this Agreement to the contrary, in the event that any Assigned Asset is not legally or equitably assignable (whether pursuant to its express terms or otherwise) at the Closing Date, or if the purported assignment of such Assigned Asset pursuant to this Agreement would adversely affect, or diminish the value to Assignee of, such Assigned Asset, then in any such case (a) such Assigned Asset shall not be deemed assigned to Assignee hereunder, (b) Assignor shall, until such time as such Assigned Asset is so assignable without any such adverse effect or diminution in value, hold such Assigned Asset in trust for the benefit of Assignee, and act as agent of Assignee in order to obtain for Assignee the economic and other benefits of such Assigned Asset as though such Assigned Asset had been assigned to Assignee hereunder, (c) Assignor shall transfer or deliver to Assignee any and all sums, proceeds and other consideration received or collected by Assignor in respect of such Assigned Asset or as a result of any liquidation or other capitalization thereof, and (d) if and when such Assigned Asset thereafter becomes so assignable without any such adverse effect or diminution in value, then Assignor shall promptly, at Assignee's reasonable request and without further consideration, execute and deliver such instruments of conveyance and transfer and take such action to effect, consummate, confirm and evidence the transfer to Assignee of such Assigned Asset.

         5. Each party hereby covenants that, from and after the Closing Date, upon the other party's reasonable request and without further consideration, such party shall execute and deliver such further instruments of conveyance and transfer and take such additional action to effect, consummate, confirm and evidence the transfer to Assignee of the Assigned Assets and the assumption by Assignee of the Assumed Liabilities.

         6. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same Agreement.

         7. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS RULES OR CHOICE OF LAWS RULES THEREOF.

         8. This instrument shall insure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns.






              [The remainder of page is intentionally left blank.]

         IN WITNESS WHEREOF, Assignor and Assignee have caused this Agreement to be executed and delivered as of the date first written above.


                                           ASSIGNOR:

                                           AMERITECH ENVIRONMENTAL, INC.



                                           By: _________________________________
                                               Jonathan S. Howard, President/CEO


                                           ASSIGNEE:

                                           MEDSOLUTIONS, INC.



                                           By: _________________________________
                                               Matthew H. Fleeger, President/CEO

                                 ACKNOWLEDGMENT

THE STATE OF TEXAS         )
                           )
COUNTY OF DALLAS           )

         The foregoing instrument was acknowledged before me this _____ day of __________ 2003, by Jonathan S. Howard, President and CEO of Ameritech Environmental, Inc., on behalf of said corporation.




                                     ___________________________________________
                                     Notary Public for and in the State of Texas






          [SEAL]

___________________________
My commission expires

                                 ACKNOWLEDGMENT

THE STATE OF TEXAS         )
                           )
COUNTY OF DALLAS           )

         The foregoing instrument was acknowledged before me this _____ day of __________ 2003, by Matthew Fleeger, President and CEO of MedSolutions, Inc., on behalf of said corporation.




                                     ___________________________________________
                                     Notary Public for and in the State of Texas






          [SEAL]

___________________________
My commission expires

                                    EXHIBIT A
                                    ---------
           __________________________________________________________

                                 Assigned Assets

                                    EXHIBIT B
                                    ---------
           __________________________________________________________

                               Assumed Liabilities

                                    EXHIBIT D

                          AMERITECH ENVIRONMENTAL, INC.

                            CERTIFICATE OF SECRETARY

         This Certificate of Secretary is made and attested to this ___ day of _____, 2003, pursuant to the Asset Purchase Agreement dated _______ ___, 2003 (the "Agreement"), by and between MedSolutions, Inc., a Texas corporation (the "Buyer"), and AmeriTech Environmental, Inc., a Texas corporation (the "Seller").

         1. The Seller has provided the Buyer with the Articles of Incorporation of the Seller, including all amendments thereto as of this date, and the Bylaws of the Seller, including all amendments thereto as of this date, and I hereby certify and attest that such documents are true, complete, and presently in effect.

         2. The Seller has provided the Buyer with a copy of the Action by Unanimous Written Consent of the Board of Directors of the Seller, which approves the Agreement and the execution thereof by the President of the Seller, and I hereby certify and attest that such Action by Unanimous Written Consent is true and complete and has not been rescinded.

         3. The Seller has provided the Buyer with a copy of the Action by Written Consent of shareholders of the Seller, executed by each and every shareholder of the Seller as of the date hereof, approving the adoption of the Agreement and the transaction contemplated thereby, and I hereby certify and attest that such Action by Written Consent is true and complete and has not been rescinded.

         IN WITNESS WHEREOF, I have set my hand hereto as of the date first written above.



                                        ________________________________________

                                        _____________________________, Secretary

                                    EXHIBIT E
                                    ---------

                      FORM OF SHAREHOLDER LOCK-UP AGREEMENT

                                LOCK-UP AGREEMENT


MedSolutions, Inc.
12750 Merit Drive, Suite 770
Dallas, Texas   75251

Dear Sirs:

         The undersigned, a shareholder of MedSolutions, Inc., (the "Company"), understands that the Company has filed with the Securities and Exchange Commission ("SEC") a Form 10-SB (the "Form 10-SB") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and as a result thereof the Company has become a fully reporting Company under the Exchange Act, thus creating the statutory foundation for the development of a public market for the Company's common stock, par value $.001 per share (the "Common Stock"). The Company's management believes that the Company soon will be in a position to have the trading of the Common Stock quoted on the OTC Bulletin Board(R), after certain steps are completed, including the execution of this Lock-Up Agreement by a sufficient number of the Company's shareholders. In recognition of the benefit that the quotation of the trading of the Common Stock would confer upon the undersigned as a shareholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with the Company that, except for the "Allowable Transactions" defined herein, during the period of twelve (12) months following the date on which the Common Stock is initially quoted on the OTC Bulletin Board(R) or other national exchange (the "Effective Date"), the undersigned will not, without the prior written consent of the Company, directly or indirectly, with regard to shares of Common Stock held by the undersigned on the Effective Date but not shares of Common Stock acquired thereafter, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of hypothecate, or transfer any shares of Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, or request that the Company file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise (collectively the "Lock-Up Provisions").

         The Company's consent, however, is not required for the following transfers (the "Allowable Transactions"): (a) after the expiration of one year from the Effective Date, 20% of the shares of Common Stock owned by the undersigned will no longer be subject to the Lock-Up Provisions; (b) after the expiration of 90 days following the completion of one year from the Effective Date, 40% of the shares of Common Stock owned by the undersigned will no longer be subject to the Lock-Up Provisions; (c) after the expiration of 180 days following the completion of one year from the Effective Date, 60% of the shares of Common Stock owned by the undersigned will no longer be subject to the Lock-Up Provisions; (d) after expiration of 270 days following the completion of one year from the Effective Date, 80% of the shares of Common Stock owned by the undersigned will no longer be subject to the Lock-Up Provisions; (e) after expiration of two years from the Effective Date, 100% of the shares of Common Stock owned by the undersigned will no longer be subject to the Lock-Up Provisions; (f) a bona fide gift or gifts made by the undersigned, provided that the donee of such shares of Common Stock or securities convertible into or exchangeable or exercisable for any shares of Common Stock agree in writing to be bound by the terms of this letter agreement prior to such gift; (g) a distribution to partners or stockholders of the undersigned (and to any direct or indirect partner or stockholder thereof), provided that the ultimate distributees of such shares of Common Stock or securities convertible into or exchangeable or exercisable for any shares of Common Stock agree in writing to be bound by the terms of this letter agreement prior to such distribution; or

(h) transfers, without consideration, of shares of Common Stock or securities convertible into or exchangeable or exercisable for any shares of Common Stock to family members or to one or more trusts established for the benefit of one or more family members, provided that the transferee of such shares of Common Stock or securities convertible into or exchangeable or exercisable for any shares of Common Stock agree in writing to be bound by the terms of this letter agreement prior to such transfer. The undersigned further agrees for the Company to place a restrictive legend on any share certificates representing shares of Common Stock that are subject to the Lock-Up Provisions, and to place stop-transfer orders with the Company's transfer agent in order to prevent the transfer of shares of Common Stock in contravention of the Lock-Up Provisions. This letter agreement, once executed by the undersigned shareholder of the Company, shall supersede and replace in its entirety any prior lock-up arrangement the shareholder may have entered into with the Company.




                                            Very truly yours,

                                            AMERITECH ENVIRONMENTAL, INC.



                                            By:_________________________________
                                               Jonathan S. Howard, President/CEO


                                            MEDSOLUTIONS, INC.



                                            By:_________________________________
                                               Matthew H. Fleeger, President/CEO

                                    EXHIBIT F
                                    ---------

                               MEDSOLUTIONS, INC.

                            CERTIFICATE OF SECRETARY

         This Certificate of Secretary is made and attested to this ___ day of ______, 2003, pursuant to the Asset Purchase Agreement dated ______ ___, 200_ (the "Agreement"), by and between MedSolutions, Inc., a Texas corporation (the "Buyer"), and AmeriTech Environmental, Inc., a Texas corporation (the "Seller").

         The Buyer has provided the Seller with a copy of the Action by Unanimous Written Consent of the Board of Directors of the Buyer, which approves the Agreement and the execution thereof by the President of the Buyer, and I hereby certify and attest that such Action by Unanimous Written Consent is true and complete and has not been rescinded.

         IN WITNESS WHEREOF, I have set my hand hereto as of the date first written above.



                                        ________________________________________

                                        _____________________________, Secretary

                                    EXHIBIT G
                                    ---------

             FORM OF NON-COMPETITION AND NON-SOLICITATION AGREEMENT

                               CONFIDENTIALITY AND

                            NON-COMPETITION AGREEMENT

         This Confidentiality and Non-competition Agreement (the "Agreement") is made and entered into as of ___________, 2003, by and between ________________________________, an individual (the "Seller Representative"), and MedSolutions, Inc., a Texas corporation (the "Company").

                                    RECITALS:

         A. The Company is purchasing certain assets (the "Assets") of AmeriTech Environmental, Inc. (the "Seller"), of which the Seller Representative is an officer, director, shareholder and/or employee, as set forth in that certain Asset Purchase Agreement, dated November 7 2003, (the "Purchase Agreement") between the Company and the Seller. This Agreement is ancillary to and part of such Purchase Agreement.

         B. The Company's business and success are based on the use of proprietary and confidential information and trade secrets that are valuable and unique assets of the Company. In connection with the Purchase Agreement between the Company and the Seller, the Seller Representative will receive and have access to and knowledge of proprietary and confidential information and trade secrets of the Company, its suppliers and its customers.

         C. The Seller Representative is intimately familiar with confidential information and trade secrets of the Seller. The Seller Representative is also in a position to affect the goodwill associated with the Seller's business and the Assets. Further, the Seller Representative acknowledges that the Company is purchasing such confidential information, trade secrets, and goodwill of the Seller in the Purchase Agreement.

         D. The Seller Representative's access to and knowledge of proprietary and confidential information, trade secrets, and goodwill of the Seller and the Company will present the Seller Representative with the opportunity to benefit himself and others wrongly at the expense of the Company, its customers, and the Seller, if the Seller Representative does not abide by the terms of this Agreement. If the Seller Representative were to compete with the Company, it would be highly unlikely that the Seller Representative could do so without misappropriating for himself or for any competing employer information obtained through his employment with the Company or the Seller, thereby causing irreparable harm to the business of the Company and also frustrating and defeating the entire purpose of the Company's Purchase Agreement with the Seller.

         E. The Seller Representative will receive financial consideration from the Seller as a result of the Purchase Agreement, given the Seller Representative's position as an officer, director, shareholder and/or employee of the Seller.

         F. In addition to this Agreement, the Seller Representative may be entering into an employment or consulting agreement with the Company as part of the Purchase Agreement. If so, this Agreement is ancillary to such employment or consulting agreement.

         G. For purposes of this Agreement, the term "Company" shall mean and include the Company and its affiliates, and all of their direct and indirect subsidiaries.

                                   AGREEMENTS:

         THEREFORE, in exchange for the consideration contained herein, as well as the consideration contained in the Purchase Agreement, employment agreement and/or consulting agreement, or inuring to the Seller Representative's benefit as a result of such agreements, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Seller Representative agrees with the Company as follows:

                                    ARTICLE I

                     CONFIDENTIALITY OF COMPANY INFORMATION

         Confidentiality Agreement. The Seller Representative acknowledges that, during the negotiation of the Purchase Agreement, during the course of his employment with, management of or ownership of the Seller, and during the course of his employment or consulting relationship with the Company, if any, the Seller Representative has or will become privy to certain Confidential Information (hereinafter defined) of the Company and/or the Assets and the Seller Representative agrees that he shall not, without the prior written consent of the Company, at any time, whether before, during, or after the term of his employment with the Company, if applicable, except as required to perform his duties of employment with the Company, use, disseminate, disclose, or communicate any Confidential Information to any person or entity inside or outside the United States. As used herein, the term "Confidential Information" means: (i) all information about the Company disclosed or made known to the Seller Representative as a direct or indirect consequence of or through the Purchase Agreement, (ii) all information about the Assets disclosed or made known to the Seller Representative during the course of his employment with, management of or ownership of the Seller, and (iii) all information about the Company disclosed or made known to the Seller Representative during the course of his employment or consulting with the Company, that is not generally known in the industries in which the Company or any of its affiliates or subsidiaries is or may become engaged, including, but not limited to, information about: (A) financial position, product line, customers, suppliers, and market; (B) profit margins, pricing techniques, or pricing information as to both purchase prices from suppliers and sale prices to customers; (C) past, present, or future plans with respect to the business of the Company; (D) bids, negotiations, or techniques in bidding or negotiating, pursuant to supplier, wholesaler, customer or other contracts; (E) current or future Company advertising or promotion plans or programs; (F) any Company system, procedure, or administrative operations;
(G) Company's structure, employees, or processes; and (H) present or future plans for the extension of the present business or commencement of a new business by the Company or any subsidiary or division of the Company. Confidential information shall exclude information that: (w) is already known by the receiving party prior to disclosure by the other party from a source other than the disclosing party and not under a duty of confidentiality to the Company, (x) is in the public domain, (y) ceases to be confidential through no fault of the receiving party, or (z) is independently developed by the receiving party.

                                   ARTICLE II

                            NON-COMPETITION COVENANTS

         2.01 Term of Non-Competition. The "Term of Non-Competition" means the period beginning on the date hereof and continuing for a period of two years following the closing date of the Purchase Agreement (as defined therein).

         2.02 No Business Competition. During the Term of Non-Competition, the Seller Representative will not own, manage, operate, join, control or participate in, directly or indirectly, or be a partner or shareholder of (except for shares in the Company), any business engaged in the (A) regulated medical waste transportation business, (B) document destruction or shredding business, including without limitation the transportation of destroyed or shredded documents business in the states of Texas, Florida or Oklahoma, (C) sharps management business, and (D) compliance with the Occupational Safety and Health Act or the Health Insurance Portability and Accountability Act of 1996 business (collectively, the "Competing Businesses"), and the Seller Representative shall not render assistance or advice to any person which is so engaged; provided however, that the passive ownership of less than 2% of the equity securities of a publicly-traded company that is involved in any of the foregoing businesses shall be permissible under this Section 2.02. Notwithstanding anything in this Section 2.02 to the contrary, the Seller Representative's engagement in any activity as described above shall be permissible under this Section 2.02 to the extent that the Seller Representative
(X) does not dispose of any materials related to the Competing Businesses for customers who are regulated medical waste generators, (Y) does not affiliate with any company engaged in the transportation of regulated medical waste, and
(Z) does not provide assistance or advice to any company other than the Company that engages in the Competing Businesses. For purposes of clarification, the execution of a standard disposal contract with a non-affiliated company engaged in the transportation of regulated medical waste shall not be deemed to violate clause (Y) above.

         2.03 No Solicitation of Company's Customers. During the Term of Non-Competition, the Seller Representative shall not induce, request, advise, attempt to influence, or solicit, directly or indirectly, any person or entity that is an actual or prospective customer of the Company at any time during the Term of Non-Competition to buy products or services from a competing business. It is understood that this Section 2.03 shall be in addition to and not construed as a limitation upon any other covenant in Article II hereof.

         2.04 No Solicitation of Employees. During the Term of Non-Competition, the Seller Representative hereby agrees not to induce, directly or indirectly, any person who is an employee of the Company to leave the employment of the Company.

         2.05 Tolling of Term. If, during any calendar month within the Term of Non-Competition, the Seller Representative is not in compliance with the terms of this Article II, the Company shall be entitled to, among other remedies, compliance by the Seller Representative with the terms of this Article II for an additional number of calendar months that equals the number of calendar months during which such noncompliance occurred. The term "Term of Non-Competition" shall also include this additional period.

         2.06 Reasonableness of Restrictions. The Seller Representative acknowledges that the geographic boundaries, scope of prohibited activities, and time duration of the provisions of this Article II are reasonable and are no broader than are necessary to maintain the confidentiality of the Confidential Information and the goodwill associated with the Company's goods and services, and to protect the other legitimate business interests of the Company, including its goodwill and the intent of the Purchase Agreement.

                                   ARTICLE III

                                  MISCELLANEOUS

         3.01 Continuing Obligation. If the Seller Representative also has an employment or consulting agreement with the Company, the Seller Representative's obligations under this Agreement shall continue whether or not the Seller Representative's employment or consulting with the Company shall be terminated voluntarily or involuntarily, with or without cause, and whether or not the Seller Representative or the Company breaches the employment or consulting agreement between the Seller Representative and the Company, if any.

         3.02 Parties Bound. This Agreement shall be binding upon the Seller Representative, the Seller Representative's heirs, executors, administrators, and assigns and shall inure to the benefit of the Company, its successors, and assigns.

         3.03 Counterparts. This Agreement may be executed in multiple counterparts, including by facsimile signature, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

         3.04 Waiver. The Company may waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of the Company to any such waiver shall be valid only if set forth in an instrument in writing signed by the Company.

         3.05 Entirety and Amendments. This Agreement constitutes the entire understanding between the parties with respect to the subject matter hereof, supersedes all prior agreements or understandings relating to the subject matter hereof, and may be modified or amended only by an instrument in writing executed by the parties hereto.

         3.06 Headings. The heading contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         3.07 Governing Law. The law of the State of Texas will govern the interpretation, validity and effect of this Agreement without regard to the place of execution or the place of performance thereof.

         3.08 Invalid Provisions and Request for Reformation. If any provision of this Agreement (including, without limitation, any provision relating to the activities covered by, or time period of, the non-competition covenants of
Article II) is held to be illegal, invalid, or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof; and the remaining provisions shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible that is legal, valid, and enforceable, and the Company hereby requests the court or any arbitrator to whom disputes relating to this Agreement are submitted to reform the otherwise unenforceable covenant in accordance with the preceding provision.


            [The remainder of this page is left intentionally blank.]

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.


                                          MEDSOLUTIONS, INC.


                                          By: __________________________________
                                              Matthew H. Fleeger, President/CEO





                                         SELLER REPRESENTATIVE


                                         By: ___________________________________
                                             [Printed name]

                                    EXHIBIT H
                                    ---------

                          FORM OF CONSULTING AGREEMENT

                              CONSULTING AGREEMENT

         This Agreement (this "Agreement") is made and entered effective as of November __, 2003 (the "Effective Date"), by and between MedSolutions, Inc., a Texas corporation (the "Company"), and _________________, an individual and resident of the State of Texas (the "Consultant").

                                    RECITALS:

A. The Company is purchasing certain assets (the "Assets") of AmeriTech Environmental, Inc. (the "Seller"), as set forth in the Asset Purchase Agreement (the "Purchase Agreement") entered into by and between the Employer and the Seller, dated as of November __, 2003.

B. The Consultant has served as an employee, officer, and/or director of the Seller.

C. The Consultant has certain skills, experience, and abilities that are valuable to the successful transition of the Assets from Seller to the Company and to the success of the Company's operations and future profitability;

D. The Company desires to temporarily retain the Consultant to render certain specific consulting and advisory services for the Company on the terms and conditions set forth in this Agreement, and the Consultant desires to be retained by the Company on such terms and conditions;

E. The Company and the Consultant desire to set forth the terms and conditions pursuant to which the Consultant will render consulting and advisory services to the Company; and

F. In consideration of the foregoing premises and of the mutual covenants and undertakings contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

                                    ARTICLE I
                                    ---------

                           PERFORMANCE OF THE SERVICES

         1.01 Engagement and Duties. The Company and the Consultant hereby agree that during the Term (defined below), the Consultant shall provide such consulting services as are assigned or delegated to the Consultant by the President of the Company (the "Services") to assist in the orderly transition of the Assets from the Seller to the Company as contemplated by the Purchase Agreement. During the Term (as defined below), the Consultant shall devote such business time, attention, skill and energy to the business of the Company as the President of the Company shall request in his reasonable discretion, and shall assume and perform to the best of his ability the Services. The Consultant shall report to the President of the Company during the Term.

         1.02 Term and Termination. This Agreement shall continue and be in effect from the Effective Date for a term of 75 days (the "Term").

         1.03 Remuneration. In consideration for performance of the Services, the Consultant shall be paid a fee of $50 per hour during the Term, payable on the 15th and the last day of each calendar month during the Term. The Company shall provide the Consultant with no additional compensation, benefits or insurance.

         1.04     Independent Contractor Status.

         (a) Consultant may use any ethical and lawful means necessary and appropriate to perform his obligations under this Agreement; provided, however, that in no event shall Consultant take any action that would be adverse to the business interests of the Company or that may subject Consultant or the Company to civil or criminal liability. Consultant agrees to comply in full with all applicable laws, rules and regulations and Consultant covenants and agrees that he has no undisclosed interest that would conflict in any manner with the performance of services under this Agreement. In recognition of the independent contractor status of Consultant, the Company agrees that, subject to the covenants contained in this Agreement and that certain Confidentiality and Non-Competition Agreement entered into by and between the Company and the Consultant as of the date hereof, Consultant may engage in additional activities and may allocate his time between Consultant's obligations under this Agreement and such other activities in any manner Consultant deems appropriate, so long as Consultant's obligations under this Agreement are fully satisfied. Consultant shall be responsible for all expenses incurred by the Consultant in furtherance of his provision of the Services, except for expenses that are pre-approved in writing by the Company. Consultant will have the sole right to supervise, manage, control, and direct the performance of the details incident to Consultant's duties described in this Agreement.

         (b) Consultant is and shall be an independent contractor with the sole right to supervise, manage, operate, control, and direct the performance of the details incident to Consultant's duties under this Agreement. Nothing contained in this Agreement shall be deemed or construed to create a partnership or joint venture, to create the relationships of an employer-employee or principal-agent, or to otherwise create any liability for or obligation of the Company whatsoever with respect to the indebtedness, liabilities, and obligations of Consultant or any other party. Consultant specifically understands and agrees that this Agreement shall not be deemed to grant or imply that Consultant is authorized to sign, contract, deal, or otherwise act in the name of or on behalf of the Company, except as is expressly authorized in writing by the Company. The Company shall not be obligated to maintain any insurance for Consultant, including, but not limited to, medical, dental, life, or disability insurance. Consultant stipulates and agrees that he will not be eligible for any employment benefits from the Company. To the extent Consultant employs others in providing services under this Agreement, Consultant agrees to comply with all applicable workers' compensation laws, to provide satisfactory assurances of such compliance to the Company on request, and to indemnify and hold harmless the Company from any liability or obligation in connection therewith. CONSULTANT SHALL NOT BE CONSIDERED UNDER THE PROVISIONS OF THIS AGREEMENT OR OTHERWISE AS HAVING THE STATUS OF AN EMPLOYEE OF THE COMPANY, OR AS BEING ENTITLED TO PARTICIPATE IN ANY LIFE, ACCIDENT OR HEALTH INSURANCE PLANS, PENSION, STOCK, BONUS, THRIFT OR PROFIT SHARING PLANS, WORKER'S COMPENSATION BENEFITS, VACATION/SICK LEAVE BENEFITS, OR ANY SIMILAR BENEFITS WHICH MAY BE PROVIDED BY THE COMPANY FOR ITS EMPLOYEES, AND CONSULTANT HEREBY EXPRESSLY WAIVES ANY SUCH ENTITLEMENT, IF SUCH ENTITLEMENT EXISTS OR IS DEEMED TO EXIST.

         1.05 Taxes and Withholding. The Consultant hereby acknowledges and agrees that, as an independent contractor, he is legally required to determine and pay his own estimated federal income taxes, FICA (including FICA-matching), and all applicable federal and state payroll, excise, workman's compensation, and other withholdings owed, or claimed to be owed, by Consultant by reason or arising out of Consultant's relationship with the Company pursuant to this Agreement, and Consultant shall indemnify and hold the Company harmless from and against, and shall defend the Company against, any and all losses, damages, claims, costs, penalties, liabilities, and expenses arising out of or incurred because of, incident to, or otherwise with respect to any such taxes. The Consultant further acknowledges that the Company is legally obligated, and shall endeavor to issue timely, a yearly Form 1099 to the Consultant, and a Form 1096 to the Internal Revenue Service, reporting the full amount of fees paid to the Consultant during the reporting period.

         1.06 Confidentiality, Non-Competition and Non-Solicitation. Other than such actions as are required in discharging his obligations under this Agreement in the ordinary course of business, the Consultant and his affiliates hereby agree to abide by the terms and conditions of the Confidentiality and Non-Competition Agreement entered into by between the Company and the Consultant as of the date hereof which is ancillary to this Agreement.

                                   ARTICLE II
                                   ----------

                                  MISCELLANEOUS

         2.01 Further Assurances Each party hereto, without further consideration, shall, at the reasonable request of any other party hereto after the consummation of the transactions contemplated by this Agreement, execute and deliver any instruments of conveyance, assignment, transfer, assumption, or other instrument or document and take such other actions, as such other party may reasonably request to more effectively consummate the transactions contemplated by this Agreement.

         2.02 Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under any present or future law, and if the rights or obligations of either of the parties hereto would not be materially and adversely affected thereby, (a) such provisions shall be fully severable;
(b) this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provisions had never comprised a part hereof; (c) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance; (d) in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid, and enforceable provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible.

         2.03 Assignment. This Agreement shall be assigned and transferred to, and shall be binding upon and shall inure to the benefit of, any successor of the Company, and any such successor shall be deemed substituted as the "Company" hereunder for all purposes. As used in this Agreement, the term "successor" shall mean any person, firm, corporation, or business entity that at any time, whether by merger, spin off, purchase, or otherwise, acquires all or substantially all of the assets or business of the Company. Notwithstanding anything contained herein to the contrary, the Parties acknowledge that this Agreement is based on the particular abilities of Consultant and may not be assigned, in whole or in part, by Consultant.

         2.04 Number and Gender of Words. Any references herein to the masculine gender, or to the masculine form of any noun, adjective, or possessive, shall be construed to include the feminine or neuter gender and form, and vice versa. Additionally, whenever used herein, the singular number shall include the plural, and the plural number shall include the singular.

         2.05 Headings. The headings contained in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning of any of the provisions contained herein.

         2.06 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO THE CHOICE OR CONFLICT OF LAWS RULES THEREOF OR OF ANY STATE.

         2.07 Legal Remedies; Specific Performance. The parties to this Agreement understand and agree that it will be impossible to measure in money the damages that may accrue to a party to this Agreement or to its heirs, personal representatives, or assigns by reason of a failure to perform any of the obligations set forth in this Agreement, and that any such money damages would be an insufficient remedy for such failure of performance. Therefore, each party hereto hereby consents to be subject to the remedy of specific performance of any provision of this Agreement if such party shall have been found to be in violation of such provision by any court of competent jurisdiction. If any party or its heirs, personal representatives, or assigns institute any action or proceeding to specifically enforce the provisions of this Agreement, any person against whom such action or proceeding is brought hereby waives the claim or defense in such action or proceeding that such party has an adequate remedy at law, and such person shall not urge in any such action or proceeding a claim or defense that such remedy at law exists.

         2.08 Court Costs and Attorneys' Fees. If any action at law or in equity, including an action for declaratory relief or an action brought under
Section 2.06 hereof, is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to recover costs of court and reasonable attorneys' fees from the other party or parties to such action, which fees may be set by the court in the trial of such action or may be enforced in a separate action brought for that purpose, and which fees shall be in addition to any other relief that may be awarded.

         2.09 Inurement. Subject to the restrictions against transfer or assignment as herein contained, the provisions of this Agreement shall inure to the benefit of, and shall be binding on, the assigns, successors in interest, personal representatives, estates, heirs, and legatees of each of the parties hereto.

         2.10 Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be sent by first class U.S. mail or facsimile transmission, or delivered by hand or by overnight or similar delivery service, fees prepaid, to the party to whom it is to be given at the address of such party set forth below or to such other address for notice as such party shall provide in accordance with the terms of this section. Except as otherwise specifically provided in this Agreement, notice so given shall, in the case of notice given by certified mail (or by such comparable method) be deemed to be given and received three business days after the time of certification thereof (or comparable act), in the case of notice so given by overnight delivery service, on the date of actual delivery, and, in the case of notice so given by facsimile transmission or personal delivery, on the date of actual transmission or, as the case may be, personal delivery.

         If to the Company:         MedSolutions, Inc.
                                    Attn: President
                                    12750 Merit Drive
                                    Park Central VII, Suite 770
                                    Dallas, Texas 75251
                                    Facsimile: (972) 931-2550

         If to the Consultant:      ___________________________
                                    ___________________________
                                    ___________________________
                                    ___________________________

                            Facsimile: (___) _______-__________

         2.11 Waivers. No waiver of any provision or condition of this Agreement shall be valid unless executed in writing and signed by the party to be bound thereby, and then only to the extent specified in such waiver. No waiver of any provision or condition of this Agreement shall be construed as a waiver of any other provision or condition of this Agreement, and no present waiver of any provision or condition of this Agreement shall be construed as a future waiver of such provision or condition.

         2.12 Amendment. This Agreement may be amended only by the unanimous written consent of the parties hereto.

         2.13 Entire Agreement. This Agreement contains the entire understanding between the parties hereto concerning the subject matter contained herein. There are no representations, agreements, arrangements, or understandings, oral or written, between or among the parties hereto relating to the subject matter of this Agreement that are not fully expressed herein.

         2.14 Construction of Agreement. Each party and its counsel have participated fully in the review and revision of this Agreement. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in the interpretation of this Agreement.

         2.15 Execution. Each party to this Agreement hereby represents and warrants to the other parties hereto that such party has full power and capacity to execute, deliver, and perform this Agreement, which has been duly executed and delivered by, and which evidences the valid and binding obligation of, such party enforceable in accordance with its terms subject to applicable liquidation, conservatorship, bankruptcy, insolvency, reorganization, or similar laws affecting the enforcement of creditor's right's from time to time in effect and to general principles of equity.

         2.16 Multiple Counterparts. This Agreement may be executed in multiple counterparts, including by facsimile signature, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

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                                      H-6

         IN WITNESS WHEREOF, the parties to this Agreement have set their respective hands as of the Effective Date.

                                        THE COMPANY:

                                        MEDSOLUTIONS, INC.



                                        By:_____________________________________
                                           Matthew H. Fleeger
                                           President and Chief Executive Officer

                                        THE CONSULTANT:

                                        ________________________________________

                                    EXHIBIT I
                                    ---------

                        RIGHT OF FIRST REFUSAL AGREEMENT

                        RIGHT OF FIRST REFUSAL AGREEMENT

         This Right of First Refusal Agreement (the "Agreement"), executed to be effective as of November __, 2003 (the "Effective Date"), is made and entered into by and among MedSolutions, Inc., a Texas corporation, for itself and on the behalf of its subsidiaries (collectively, "MedSolutions"), AmeriTech Environmental, Inc., a Texas corporation ("AmeriTech"), and AmeriTech Resource Recovery, Inc., a Texas corporation and wholly-owned subsidiary of AmeriTech ("ARRI").

                                   WITNESSETH:

         WHEREAS, MedSolutions and AmeriTech have executed an agreement for the purchase and assumptions of certain assets and liabilities of AmeriTech as of the date hereof (the "Asset Purchase Agreement"); and

         WHEREAS, pursuant to the terms and provisions of the Asset Purchase Agreement, AmeriTech is obligated to deliver this Agreement in order to grant MedSolutions certain rights of first refusal to acquire all or substantially all of the capital stock or assets of ARRI;

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual undertakings and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties to this Agreement hereby agree as follows:

                                    ARTICLE I
                                    ---------

         1.01 Right of First Refusal. Each of AmeriTech and ARRI (each, a "Selling Party") hereby grant MedSolutions an exclusive and irrevocable right, for a period of 24 months after the Effective Date, in the event that a Selling Party receives or negotiates a bona fide, noncollusive offer (the "Offer") with or from any independent third party (the "Other Party") to acquire all or substantially all of the capital stock or assets of ARRI, or any affiliated successor to the assets thereof, whether through a merger, consolidation, purchase, or other transaction (the "Other Transaction"), and such Selling Party accepts or desires to accept such Offer, MedSolutions shall have an exclusive and irrevocable right and Option (the "Option") to acquire such stock or assets at the purchase price and on the terms offered by the Other Party (the "Transaction"). In the event of an Offer, the Selling Party shall provide written notice of the terms of such Offer (the "Offer Notice") to MedSolutions within three days of its receipt of such Offer, providing the name of the Other Party, the amount and/or nature of the capital stock or assets which the Offer is for, the Offer price, proof the Offer was made, any other material terms of the Offer and the structure of the Other Transaction. MedSolutions shall have 30 days (the "Exercise Period") from the date of its receipt of the Offer Notice from the Selling Party (the "Offer Notice Date") to exercise its Option by providing written notice of its exercise of such Option to the Selling Party (the "Exercise Notice"). Any failure by MedSolutions to provide an Exercise Notice to the Selling Party during the Exercise Period shall constitute a rejection of the Option and the Selling Party shall be entitled to consummate the Other Transaction with the Other Party. In the event of MedSolutions' timely delivery to the Selling Party of an Exercise Notice, the Selling Party and

MedSolutions shall have 60 days from the date of delivery of the Exercise Notice to the Selling Party to negotiate and execute a definitive agreement on substantially the same terms and conditions as set forth in the Offer Notice for the acquisition of the capital stock or assets related to the Offer and to consummate such acquisition. In the event that MedSolutions delivers the Exercise Notice within the Exercise Period, but the parties fail to consummate the Transaction within such 60-day period due to the sole fault of MedSolutions, MedSolutions hereby agrees to pay to the Selling Party, as liquidated damages, that amount equal 10% of the purchase price pursuant to the Offer (the "Liquidated Damages"). Any liquidated damages payable under this Section 1.01 shall be paid by wire transfer of immediately available funds to an account designated in writing by the Selling Party. Upon completion of such 60-day negotiation period, the Selling Party shall be entitled to enter into the Other Transaction with the Other Party if MedSolutions is obligated to pay the Liquidated Damages to the Selling Party.

                                   ARTICLE II
                                   ----------

                                  MISCELLANEOUS

         2.01 Headings. The headings of sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

         2.02 Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         2.03 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS RULES OR CHOICE OF LAWS RULES THEREOF OR OF ANY STATE.

         2.04 Court Costs and Attorneys' Fees. If any action at law or in equity, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to recover costs of court and reasonable attorneys' fees from the other party or parties to such action, which fees may be set by the court in the trial of such action or may be enforced in a separate action brought for that purpose, and which fees shall be in addition to any other relief that may be awarded.

         2.05 Assignability and Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors, heirs, and permitted assigns. This Agreement and the rights and obligations hereunder shall not be assignable without the express written consent of all parties hereto.

         2.06 Amendments. This Agreement may not be modified, amended, or supplemented except by an agreement in writing signed by all of the parties hereto.

         2.07 Third Parties. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person other than the parties hereto and their successors, heirs or permitted assigns, any rights or remedies under or by reason of this Agreement.

         2.08 Number and Gender of Words. When the context so requires in this Agreement, words of gender shall include either or both genders and the singular number shall include the plural.

         2.09 Entire Agreement. This Agreement shall constitute the entire agreement between the parties hereto with respect to the transactions contemplated hereby and shall supersede all prior or contemporaneous negotiations, understandings and agreements. There are no representations, agreements, arrangements, or understandings, oral or written, between or among the parties hereto relating to the subject matter of this Agreement that are not fully expressed herein.

         2.10 Multiple Counterparts. This Agreement may be executed in multiple counterparts, including by facsimile signature, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

                  [Remainder of page intentionally left blank.]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                    AMERITECH ENVIRONMENTAL, INC.


                                    By:   ______________________________________
                                    Name: Jonathan S. Howard
                                    Title:President and Chief Executive Officer


                                    AMERITECH RESOURCE RECOVERY, INC.


                                    By:   ______________________________________
                                    Name: ______________________________________
                                    Title:______________________________________


                                    MEDSOLUTIONS, INC.


                                    By:    _____________________________________
                                    Name:  Matthew H. Fleeger
                                    Title: President and Chief Executive Officer

                              DISCLOSURE SCHEDULES
                              --------------------

Schedule 1.01(c)           90-Day and 180-Day Customers
----------------

Schedule 1.02              Allocation of Purchase Price
-------------

Schedule 1.03              Assets
-------------

Schedule 1.04              Disclosed Encumbrances
-------------

Schedule 1.05              Assumed Liabilities
-------------

Schedule 2.01(a)(iii)      Material Contracts
---------------------

Schedule 3.01              Seller Organizational and Good Standing Documents
-------------

Schedule 3.08              Seller Financial Statements
-------------

Schedule 3.09              Taxes
-------------

Schedule 3.10              Litigation
-------------

Schedule 3.11              Consents
-------------

Schedule 3.13              Description of Real Property
-------------

Schedule 3.15(b)           Employee Benefit Plans
----------------

Schedule 3.16              Contracts
-------------

Schedule 4.01              Buyer Good Standing Documents
-------------

Schedule 4.08              Capitalization
-------------






                                      DS-1